                                                                   EXHIBIT 10(d)

                              BIG LOTS STORES, INC.
                          DEFINED BENEFIT PENSION PLAN

                                                         AS AMENDED AND RESTATED
                                         Effective January 1, 1997, with further
                                              amendments through January 1, 2002

                                TABLE OF CONTENTS

BIG LOTS STORES, INC. DEFINED BENEFIT PLAN..................................       1

ARTICLE I...................................................................       2

   DEFINITIONS..............................................................       2
     Section 1.1 - Actuarial (or Actuarially) Equivalent....................       2
     Section 1.2 - Actuary..................................................       3
     Section 1.3 - Approved Absence.........................................       3
     Section 1.4 - Beneficiary/Designated Beneficiary.......................       3
     Section 1.5 - Board....................................................       3
     Section 1.6 - Break in Service.........................................       3
     Section 1.7 - Code.....................................................       3
     Section 1.8 - Committee................................................       3
     Section 1.9 - Company..................................................       3
     Section 1.10 Compensation..............................................       4
     Section 1.11 - Computation Period......................................       5
     Section 1.12 - Contingent Annuitant....................................       5
     Section 1.13 - Continuous Employment...................................       5
     Section 1.14 - Effective Date..........................................       5
     Section 1.15 - Eligible Spouse.........................................       5
     Section 1.16 - Employee................................................       6
     Section 1.17 - Employer................................................       6
     Section 1.18 - Employment Commencement.................................       7
     Section 1.19 - ERISA...................................................       7
     Section 1.20 - Fiduciary...............................................       7
     Section 1.21 - Highly Compensated Employee.............................       7
     Section 1.22 - Investment Manager......................................       8
     Section 1.23 - Participant.............................................       8
     Section 1.24 - Pension.................................................       9
     Section 1.25 - Period-Certain and Life Option..........................      11
     Section 1.26 - Plan....................................................      11
     Section 1.27 - Plan Administrator......................................      11
     Section 1.28 - Plan Year...............................................      11
     Section 1.29 - Related Company.........................................      11
     Section 1.30 - Retirement..............................................      12
     Section 1.31 - Service.................................................      13
     Section 1.32 - Trust (or Trust Agreement)..............................      15
     Section 1.33 - Trust Fund..............................................      15
     Section 1.34 - Trustee(s)..............................................      15

ARTICLE II..................................................................      16

   PARTICIPATION............................................................      16
     Section 2.1 - Eligibility..............................................      16
     Section 2.2 - Conditions of Participation..............................      17
     Section 2.3 - Change in Employment Status..............................      18
     Section 2.4 - Inclusion and Withdrawal of Participating Employers......      19

ARTICLE III.................................................................      20

   SERVICE AND CREDITED SERVICE.............................................      20
     Section 3.1 - Continuous Employment (Vesting and Benefit Accrual)......      20

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
     Section 3.2 - Service (Benefit Vesting)................................      20
     Section 3.3 - Credited Service (Benefit Accrual).......................      21
     Section 3.4 - Break in Service (Vesting and Benefit Accrual)...........      21
     Section 3.5 - Reemployment of a Retired Participant....................      22
     Section 3.6 - Military Service.........................................      22

ARTICLE IV..................................................................      24

   REQUIREMENTS FOR RETIREMENT BENEFITS.....................................      24
     Section 4.1 - Normal Retirement........................................      24
     Section 4.2 - Early Retirement.........................................      24
     Section 4.3 - Late Retirement..........................................      24
     Section 4.4 - Disability Pension.......................................      25
     Section 4.5 - Deferred Vested Pension..................................      25
     Section 4.6 - Retirement While on Leave of Absence.....................      26

ARTICLE V...................................................................      27

   AMOUNT OF RETIREMENT OR PENSION INCOME...................................      27
     Section 5.1 - Normal Retirement Pension................................      27
     Section 5.2 - Early Retirement Pension.................................      28
     Section 5.3 - Late Retirement Pension..................................      29
     Section 5.4 - Disability Pension.......................................      29
     Section 5.5 - Deferred Vested Pension..................................      29
     Section 5.6 - No Duplication of Benefits...............................      30
     Section 5.7 - Benefit Coordination With Other Plans....................      30
     Section 5.8 - Benefit Commencement.....................................      31
     Section 5.9 - Top-Heavy................................................      32

ARTICLE VI..................................................................      33

   DEATH BENEFITS...........................................................      33
     Section 6.1 - Death Benefit............................................      33
     Section 6.2 - Eligible Participants and Determination of Applicable
                   Death Benefits...........................................      33

ARTICLE VII.................................................................      35

   FORM OF PENSION PAYMENT AND OPTIONAL BENEFITS............................      35
     Section 7.1 - Normal Form of Pension Payment...........................      35
     Section 7.2 - Qualified Joint and Survivor Pension.....................      35
     Section 7.3 - Optional Forms of Pension................................      36
     Section 7.4 - Conditions Regarding Optional Forms of Pension...........      37

ARTICLE VIII................................................................      40

   PLAN FINANCING...........................................................      40
     Section 8.1 - Contributions............................................      40
     Section 8.2 - Funding Policy and Method................................      40
     Section 8.3 - Trust Fund...............................................      40
     Section 8.4 - Single Plan..............................................      40

ARTICLE IX..................................................................      42

   ADMINISTRATION...........................................................      42
     Section 9.2 - Indemnification..........................................      42
     Section 9.3 - Appointment of Committee.................................      42
     Section 9.4 - Records and Reports......................................      43
     Section 9.5 - Other Committee Powers and Duties........................      43
     Section 9.6 - Rules and Decisions......................................      44
     Section 9.7 - Committee Procedures.....................................      45

     Section 9.8 - Authorization of Benefit Payments........................      45
     Section 9.9 - Application and Forms for Pension........................      45
     Section 9.10 - Facility of Payment.....................................      45
     Section 9.11 - Claims Procedure........................................      46
     Section 9.12 - Appeal and Review Procedure.............................      46
     Section 9.13 - Evidence................................................      47
     Section 9.14 - Limitation Regarding Small Payments.....................      47
     Section 9.15 - Underwriting of Benefits................................      47
     Section 9.16 - Misstatement in Application for Benefits................      47
     Section 9.17 - Beneficiary Designation.................................      47

ARTICLE X...................................................................      49

   AMENDMENT, RIGHT TO TERMINATE AND ACTION BY EMPLOYER.....................      49
     Section 10.1 - Right to Amend..........................................      49
     Section 10.2 - Right to Discontinue Benefit Accrual....................      50
     Section 10.3 - Right to Terminate......................................      50
     Section 10.4 - Action by Employer......................................      50

ARTICLE XI..................................................................      51

   SUCCESSOR EMPLOYER AND MERGER OR CONSOLIDATION OF PLANS..................      51
     Section 11.1 - Successor Employer......................................      51
     Section 11.2 - Merger..................................................      51

ARTICLE XII.................................................................      53

   MISCELLANEOUS PROVISIONS.................................................      53
     Section 12.1 - Nonguarantee of Employment..............................      53
     Section 12.2 - Rights to Trust Assets..................................      53
     Section 12.3 - Disallowance of Contribution Deduction..................      54
     Section 12.4 - Mistake of Fact.........................................      54

ARTICLE XIII................................................................      55

   GENERAL PROVISIONS.......................................................      55
     Section 13.1 - Construction............................................      55
     Section 13.2 - Controlling Law.........................................      55
     Section 13.3 - Effect of Invalidity of Provision.......................      55
     Section 13.4 - Execution - Number of Copies............................      55

SCHEDULE I..................................................................      56

   TERMINATION OF PLAN......................................................      56
     Section 1 - Effect on Participants.....................................      56
     Section 2 - Allocation of Assets.......................................      56
     Section 3 - Distribution of Assets.....................................      56
     Section 4 - Residual Amounts...........................................      56

SCHEDULE II.................................................................      57

   LIMITATION ON BENEFITS...................................................      57
     Section 1 - Basic Limitation...........................................      57
     Section 2 - Adjustments to Basic Limitation............................      58
     Section 3 - Dual Plan Limitation.......................................      60
     Section 4 - Provisions for Excess Benefit..............................      60
     Section 5 - Average Annual Earnings....................................      61

SCHEDULE III................................................................      62

   PARTICIPATING EMPLOYERS..................................................      62

     Section 1 - Participating Employers as of the Effective Date...........      62

SCHEDULE IV.................................................................      63

   TOP-HEAVY PROVISIONS.....................................................      63

                                       iv

                   BIG LOTS STORES, INC. DEFINED BENEFIT PLAN

Effective as of September 17, 1974, Consolidated Stores Corporation (the "Company"), formerly known as Consolidated International, Inc., adopted the Consolidated Stores Corporation Defined Benefit Pension Plan (the "Plan") and executed a trust agreement to provide retirement benefits for certain of its employees.

The Plan was further amended and restated as of March 1, 1976, April 1, 1983 and again as of January 1, 1989, each amendment and restatement being a continuation of the original Plan.

Effective as of January 1, 1997, the Company adopted the amended and restated Plan as set forth herein as a continuation of the prior Plan.

Effective May 16, 2001, the name of the Company changed to Big Lots Stores, Inc. and effective as of such date the name of the Plan changed to Big Lots Stores Defined Benefit Pension Plan.

The Trust Agreement which was established by the agreement executed on September 17, 1974, as amended, and as further amended and restated effective March 1, 1976 and April 1, 1983, is intended to be a part of this Plan.

The Plan is intended to meet the requirements of Internal Code Section 401(a), and the Employee Retirement Income Security Act of 1974, as either may be amended.

The provisions of this Plan will apply only to an Employee who becomes a Participant and who terminates employment on and after January 1, 1997. The rights and benefits, if any, of a former employee will be determined in accordance with the provisions of the Plan as in effect on the date his employment terminated.

Schedule I (Termination of Plan), Schedule II (Limitation on Benefits), Schedule III (Participating Employers), Schedule IV (Limitations on Predecessor Employment), and Schedule IV (Top-Heavy Provisions) attached to this Plan are incorporated herein by reference and are a part hereof.

                                    ARTICLE I

                                   DEFINITIONS

The following words and phrases, when used in this Plan, unless the context clearly indicates otherwise, will have the following meanings:

Section 1.1 - Actuarial (or Actuarially) Equivalent

A form of benefit differing in time, period or manner of payment from a specific benefit provided under the Plan but being of the same computed value. For determining the amount of any Actuarial Equivalent, except for a lump sum, the mortality table is the U P - 1984 Mortality Table; the interest rate will be the interest rate specified by the Pension Benefit Guaranty Corporation to value immediate or deferred annuities, as applicable, in connection with pension plan terminations as in effect on the date of benefit commencement.

The following factors will be applied to calculate the amount of any lump sum:

         (A) MORTALITY: The mortality table specified in Revenue Ruling 95-6 based upon a fixed blend of fifty percent (50%) of the male mortality rates and fifty percent (50%) of the female mortality rates from the 1983 Group Annuity Mortality Table:

         (B) INTEREST: The rate paid on thirty (30) year Treasury Bills as determined during the third month before the date of distribution.

For purposes of determining the Actuarial Value of the amount of any lump sum benefits and benefits related to a Qualified Domestic Relations Order as defined above calculated on and after April 1, 2002, the following assumptions shall apply:

         (C) MORTALITY: The table prescribed by the Secretary of the Treasury, such table being based on the prevailing commissioners' standard table (described in Code Section 807(d)(5)(A), currently the 1983 Group Annuity Mortality Table) used to determine reserves for group annuity contracts issued on the date as of which present value is being determined.

         (D) INTEREST: The annual rate of interest on thirty (30) year Treasury securities, averaged over all business days in the second calendar month prior to the first day of the Plan Year in which the date of distribution occurs.

Notwithstanding any provision to the contrary, for the twelve month period beginning on April 1, 2002 and ending on March 31, 2003, lump-sum amounts shall be calculated using the mortality table provided in (c) above and the interest rate provided in either (b) or (d) above, whichever produces the greater amount.

The interest and mortality factors stated in (a) and (b) are effective for purposes of determining limitations on benefits under Schedule II of the Plan for the limitation year beginning in 1995 in accordance with Revenue Ruling 98-1, Q&A 14, Method 1. For purposes other than Schedule II, these provisions are effective April 1, 2002.

Section 1.2 - Actuary

An independent, qualified actuary who is a Fellow of the Society of Actuaries and an enrolled actuary pursuant to the provisions of ERISA, selected by the Company, or a firm of independent actuaries selected by the Company at least one of whose members meets the preceding requirements.

Section 1.3 - Approved Absence

Absence of an employee authorized or approved by his Employer, as determined in accordance with the normal practice of the Employer, provided the employee returns in the period specified by the Employer.

Section 1.4 - Beneficiary/Designated Beneficiary

The Beneficiary or Designated Beneficiary will be the Eligible Spouse unless a qualified election is made pursuant to Sections 6.3, 7.2, or 9.17.

Section 1.5 - Board

The present and any succeeding board of directors of the Company or any committee of said board of directors which will have the authority of said board of directors with respect to the Plan and/or the Trust.

Section 1.6 - Break in Service

The meaning described in Section 3.4 in respect to a Break in Service for vesting and benefit accrual. The meaning described in Section 2.1 in respect to eligibility to participate in the Plan.

Section 1.7 - Code

The Internal Revenue Code of 1986, as in effect at the time in respect to which such term is used.

Section 1.8 - Committee

The Retirement Committee provided for in Article IX of this Plan.

Section 1.9 - Company

Consolidated Stores Corporation, a Delaware corporation. Effective May 16, 2001, Company means Big Lots Stores, Inc., an Ohio corporation.

Section 1.10 Compensation

         (a)      Compensation

                  The monthly equivalent of the total cash remuneration (including overtime, bonuses, commissions and other forms of compensation), as reflected in the appropriate box on the Federal Income Tax Wage Statement (Form W-2) paid for services rendered to an Employer during a Plan Year (before deduction of salary deferral amounts under a Company Plan qualified pursuant to Code Section 401(k) or salary reduction amounts under a company plan qualified pursuant to Code Section 125), excluding taxable portion of life insurance, gains on non-qualified stock options, bonuses attributable to relocation, and deductible as well as non-deductible relocation expenses. Where payments not for services, such as payments for travel or expenses, are not separately stated, the Committee will determine and make appropriate reduction for such payments.

                  In respect to an Employee who transferred directly into the employ of an Employer from a Related Company, applicable earnings for services rendered to the Related Company will be treated as Compensation from his Employer for purposes of this Plan.

                  The annual Compensation of each Participant taken into account under the Plan for any Plan Year beginning after December 31, 1983 and before January 1, 1994 will be limited to two hundred thousand dollars ($200,000), or such greater amount as the Secretary may provide as a cost-of-living adjustment under Code Section 416(d).

                  Notwithstanding anything in the Plan to the contrary, in no event will the Compensation of a Participant taken into account under the Plan for any Plan Year exceed one hundred fifty thousand dollars ($150,000), subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year.

                  The annual Compensation of a Participant taken into account in determining benefit accruals for any Plan Year beginning after December 31, 2001, shall not exceed two hundred thousand dollars ($200,000), as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to Compensation for the determination period that begins with or within such calendar year.

                  Effective for Plan Years beginning on and after January 1, 2001, compensation shall include elective amounts that are not includible in the gross income of the employee under Code
                  Section 132(f)(4).

                  Effective April 1, 1996, Compensation for a Highly Compensated Employee will only include Compensation earned prior to April 1, 1996 or for an Eligible Employee becoming a Highly Compensated Employee after April 1, 1996 Compensation earned prior to becoming a Highly Compensated Employee.

         (b)      Final Average Compensation

                  A Participant's average monthly Compensation during the highest five (5) consecutive years, excluding the Plan Year of termination, if not a full twelve (12) month period; provided, however, if the Participant will not have completed five (5) consecutive years of Participation, such average will be based on his Compensation averaged over his months of Participation, not to exceed sixty (60) months. For a Participant who incurs an Approved Absence or who is rehired after a Break in Service with his pre-break Service restored, the Plan Years prior to and following his Approved Absence or Break in Service will be considered consecutive Plan Years even though they were not contiguous.

Section 1.11 - Computation Period

The Plan Year is used for all purposes, except when determining an Employee's initial eligibility to participate, the Computation Period may be the twelve month period beginning with the Employee's Employment Commencement Date.

Section 1.12 - Contingent Annuitant

         (a)      Contingent Annuitant

                  The person designated on a form filed with the Committee by a Participant to receive a Pension subsequent to a Participant's death pursuant to Section 7.4(b).

         (b)      Contingent Annuitant Option

                  The form of Pension described in Section 7.4(b).

Section 1.13 - Continuous Employment

The period of employment described in Section 3.1.

Section 1.14 - Effective Date

January 1, 1997, the date on which the provisions of this amended and restated Plan become effective.

Section 1.15 - Eligible Spouse

The lawful husband or wife, as the case may be, of the Participant as recognized under the laws of the state in which the Participant regularly and continuously is employed by his Employer or applicable Related Company as of the date specified in the relevant section of this Plan.

Section 1.16 - Employee

         (a)      Eligible Employee

                  Any person classified as an employee of an Employer or such other classification as provided in Schedule III, on or after the Effective Date, who is receiving remuneration for personal services rendered to an Employer (or who would be receiving such remuneration except for an Approved Absence). Eligible Employee shall not include any "leased employee" as defined in Code Section 414(n)(2). A leased employee is a person who is not an employee of the Employer and who provides services to the Employer where such services are (a) performed pursuant to an agreement between the Employer and any other person, (b) such person has performed such services for the Employer on a substantially full-time basis for a period of at least one (1) year and (c) such services are performed under primary direction or control by the Employer (or such other test as may be substituted for (c) in Code Section 414(n)(2)). A leased employee will not be considered an employee of the recipient if (i) such employee is covered by a money purchase plan providing (1) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Code Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code Section 125, 402(a)(8), 402(h) or 403(b), and, effective January 1, 2001,
                  Section 132(f), (2) immediate participation, and (3) full and immediate vesting; (ii) leased employees do not constitute more than twenty percent (20%) of the recipient's non-highly compensated workforce.

         (b)      Ineligible Employee

                  Any person employed by an Employer who is not an Eligible Employee, or any person who is employed by a Related Company which is not an Employer. The term "Ineligible Employee" will also include a person who had been an Eligible Employee and either has become employed in an employment status other than that of an Eligible Employee or has been transferred to a Related Company which is not an Employer, for so long as he remains employed.

Section 1.17 - Employer

Each of the following business entities (except that, in adopting the Plan for the benefit of its Eligible Employees, such business entity may limit or extend the application of the Plan to one or more groups of employees and/or divisions, locations or operations):

         (a)      The Company

         (b)      Any Related Company, which is participating pursuant to
                  Section 2.4 and listed in

                  Schedule III.

Section 1.18 - Employment Commencement

         (a)      Employment Commencement Date

                  The date upon which an Eligible Employee first performs an Hour of Service for an Employer or a Related Company.

         (b)      Reemployment Commencement Date

                  The date upon which a former employee who has incurred a Break in Service first performs an Hour of Service for an Employer or a Related Company after such Break in Service.

Section 1.19 - ERISA

Public Law No. 93-406, the Employee Retirement Income Security Act of 1974, as in effect at the time in respect to which such term is used.

Section 1.20 - Fiduciary

The Company and other Employers (acting through their respective boards of directors or duly authorized officers), the Committee, the Trustee, and/or other parties named as Fiduciaries pursuant to Section 9.1, but only with respect to the specific responsibilities of each for Plan and Trust administration, all as described in Article IX.

Section 1.21 - Highly Compensated Employee

         (a) Any Employee of the Employer who, during the current Plan Year or the preceding Plan Year was at any time a five percent (5%) owner of the Employer within the meaning of Code Section 416(i)(1).

         (b) Any Employee of the Employer who, during the preceding Plan Year received compensation from the Employer in excess of eighty thousand dollars ($80,000), or such higher amount as may be provided under Code Section 414(q).

         (c) For purposes of determining Highly Compensated Employees, compensation will mean compensation paid by the Employer for purposes of Code Section 415(c)(3) and will include amounts deferred pursuant to Code Sections 125, 402(a)(8) and 402(h)(1)(8), and, effective January 1, 2001, 132(f).

         (d) The determination of Highly Compensated Employees will be determined by the Employer on a controlled group basis and will not be determined on a plan by plan basis.

         (e) The determination of Highly Compensated Employees will be governed by Code

                 Section 414(q) and the regulations issued thereunder.

         (f) For purposes of this Section and Code Section 414(q), "Look Back Year" will mean the twelve (12) month period immediately preceding the Determination Year. "Determination Year" will mean the current Plan Year.

         (g) A Former Employee will be treated as a Highly Compensated Employee if (i) such Former Employee was a highly compensated employee when such Former Employee separated from service, or
                  (ii) such Former Employee was a highly compensated employee at any time after attaining age fifty-five (55).

Section 1.22 - Investment Manager

A Fiduciary, other than the Trustee,

         (a) who has the power to manage, acquire or dispose of any Plan assets pursuant to an Investment Manager agreement, and

         (b)      which is

                  (i) a bank, as defined in the Investment Advisers Act of 1940;

                  (ii) an insurance company qualified to manage, acquire or dispose of the assets of an employee benefit plan under the laws of more than one state; or

                  (iii) a firm registered as an investment adviser under the Investment Advisers Act of 1940.

Section 1.23 - Participant

         (a)      Participant

                  A person who is or was an Eligible Employee who

                  (i) has met all the participation requirements of this Plan,

                  (ii)     has become included in this Plan, as provided in
                           Article II, and

                  (iii) is an Active Participant, Inactive Participant, Retired Participant, Disabled Participant or Suspended Participant.

         (b)      Active Participant

                  A Participant who is an Eligible Employee and does not come under the purview of subsections (c) through (f) of this
                  Section 1.23.

         (c)      Inactive Participant

                  A Participant whose employment terminated other than by reason of Retirement, death or disability and who is entitled to, but has not yet commenced to receive, benefits in accordance with
                  Section 4.5.

         (d)      Retired Participant

                  A Participant who has retired under this Plan in accordance with its provisions, and who is receiving or is entitled to receive a Pension, and will include a formerly Inactive Participant from the time he commences receiving a Pension. The term "Retired Participant" will not include a Disabled Participant, except where the context will clearly indicate to the contrary.

         (e)      Disabled Participant

                  A Participant who is receiving or is entitled to receive a Disability Pension as provided in Section 4.4.

         (f)      Suspended Participant

                  A previously Active Participant who either (i) is still working for an Employer (or a Related Company which is not an Employer) and has not incurred a Break in Service, but who is an Ineligible Employee, or (ii) has incurred a termination of employment and has neither incurred a Break in Service nor been reemployed. A Suspended Participant who incurs a Break in Service and is not then entitled to a Deferred Vested Pension will no longer be a Participant.

Section 1.24 - Pension

         (a)      Pension

                  The retirement or disability income provided under this Plan, normally payable in monthly installments.

         (b)      Normal Retirement Pension

                  The Pension described in Section 5.1.

         (c)      Early Retirement Pension

                  The Pension described in Section 5.2.

         (d)      Late Retirement Pension

                  The Pension described in Section 5.3.

         (e)      Disability Pension

                  The Pension described in Section 5.4.

         (f)      Deferred Vested Pension

                  The Pension described in Section 5.5.

         (g)      Accrued Retirement Pension

                  As of a Participant's actual date of Retirement or other termination of employment or any other date of determination prior to his Normal Retirement Date:

                  (i) The Pension to which the Participant would have been entitled at his Normal Retirement Date (without taking into consideration benefits under any other plan) had he remained in the employ of an Employer accruing Credited Service at the maximum annual rate until that date, not to exceed 25 years, and based on the assumption that his Final Average Compensation (as defined in Section 1.10) as of the date of determination is Final Average Compensation at his Normal Retirement Date; multiplied by

                  (ii) A fraction, the numerator of which is his Credited Service up to the date of determination and the denominator of which is the Credited Service he would have had if he had remained in the employ of an Employer accruing Credited Service at the maximum annual rate until his Normal Retirement Date; less

                  (iii) The amount of any reductions and benefit limitations made pursuant to Sections 5.7 and Schedule II, respectively.

                           As of a Participant's actual date of Late Retirement, his Accrued Retirement Pension will be his Pension calculated as if his Late Retirement Date is his Normal Retirement Date.

                  (iv) Notwithstanding the above, the Accrued Retirement Pension under this amended and restated Plan for any Participant on the Effective Date who was a Participant in the Plan on December 31, 1996 will be at least equal to the accrued monthly pension provided for by the Plan as of December 31, 1996.

         (h)      Qualified Joint and Survivor Pension

                  The form of Pension described in Section 7.2.

         (i)      Maximum Pension

                  The largest amount of Pension payable under the particular circumstances after application of the limitations described in Schedule II.

Section 1.25 - Period-Certain and Life Option

The form of Pension described in Section 7.3(b).

Section 1.26 - Plan

         (a)      Plan

                  The Consolidated Stores Corporation Amended and Restated Defined Benefit Pension Plan, the terms of which are set forth herein, as it may be amended from time to time. Effective May 16, 2001, Plan means the Big Lots Stores Defined Benefit Pension Plan.

         (b)      Other Plan

                  Any pension, deferred profit sharing or other retirement plan to which an Employer or Related Company contributes, other than this Plan, or any plan which provides benefits intended to be supplemental to the benefits provided under this Plan. Benefits provided under any qualified retirement plan to which an Employer or Related Company contributes on behalf of one or more of its employees, other than this Plan, will not be intended to be supplemental to the benefits provided under this Plan.

         (c)      Prior Plan

                  The Plan continued in amended and restated form by this Plan, referred to on page 1.

Section 1.27 - Plan Administrator

The Company, notwithstanding the fact that certain administrative functions under or with respect to this Plan may have been delegated to the Committee or to any other person, persons or entity.

Section 1.28 - Plan Year

The twelve-month period commencing on January 1 and ending on December 31. Records of the Plan will be established and maintained on the basis of the Plan Year.

Section 1.29 - Related Company

         (a) Any corporation included within a "controlled group of corporations" of which the Company is a member, as determined under Code Sections 414(b) and 414(m) and Regulations issued pursuant thereto [except that, with respect to the benefit limitation under Section 1 of Schedule II hereof, such determination will be made after substituting the phrase "more than fifty percent (50%)" for the phrase "at least eighty percent (80%)" each place it appears in Code Section 1563(a)(1)]; and any partnership, sole proprietorship, trust, estate, or corporation included within

                  (i) a "parent-subsidiary group of trades or businesses under common control,"

                  (ii) a "brother-sister group of trades or businesses under common control," or

                  (iii) a "combined group of trades or businesses under common control," as determined under Code Section 414(c) and Regulations issued pursuant thereto.

         (b) Any other entity designated as a Related Company by the Company.

Section 1.30 - Retirement

         (a)      Retirement

                  Termination of employment for reason other than death or transfer to another Employer or Related Company after a Participant has completed all requirements for a Normal, Early, or Late Retirement Pension. Retirement will be considered as commencing on the date immediately following a Participant's last day of employment (or Approved Absence, if later).

         (b)      Normal Retirement

                  Retirement under the circumstances described in Section 4.1 qualifying a Retired Participant to benefits pursuant to
                  Section 5.1.

         (c)      Normal Retirement Date

                  The first day of the month coincident with or next following the Participant's Normal Retirement Age. "Normal Retirement Age" will mean the later of (i) a Participant's attainment of his sixty-fifth (65th) birthday, or (ii) his fifth anniversary of the date the Participant commenced participation in the Plan.

         (d)      Early Retirement

                  The Retirement of a Participant prior to Normal Retirement Date in accordance with Section 4.2. In the event of Early Retirement, a Retired Participant will be entitled to an Early Retirement Pension computed as provided in Section 5.2.

         (e)      Early Retirement Date

                  In the case of a Retired Participant on Early Retirement, the first day of the month coincident with or next following the date on which he actually retires.

         (f)      Late Retirement

                  The continued employment of an Active Participant after his Normal Retirement Date in accordance with Section 4.3. A Retired Participant will be entitled to a Late Retirement Pension computed as provided in Section 5.3.

         (g)      Late Retirement Date

                  The first day of the month coincident with or next following the actual Retirement of an Active Participant who had been on Late Retirement.

Section 1.31 - Service

         (a)      Service

                  The period of a Participant's employment considered in determining his vesting in any benefit under the Plan as provided in Section 3.2. Eligibility to participate will be determined by counting Hours of Service as provided in Section 2.1.

         (b)      Credited Service

                  The period of a Participant's employment considered in determining the amount of benefit payable to him or on his behalf as provided in Section 3.3.

         (c)      Month of Service

                  A Month of Service will be granted hereunder for each calendar month in which an employee completes at least one (1) Hour of Service.

         (d)      Month of Participation

                  A Month of Participation will be granted hereunder for each calendar month in which a Participant completes at least one
                  (1) Hour of Service, excluding any calendar month prior to the Participant's date of participation.

         (e)      Hour of Service

                  (i)      General Rule

                           An Hour of Service as defined in this subparagraph
                           (i) will be credited to the Computation Period in which the Hours of Service are worked or credited to an employee.

                           (1) Hours of Service for Performance of Duties - An Hour of Service will be granted hereunder for each hour for which an employee is paid, or entitled to payment, for the performance of duties for an Employer or Related Company during an applicable Computation Period.

                           (2)      Hours of Service When No Duties Are
                                    Performed - An Hour of Service will also be granted (up to a maximum of five hundred one

                                    (501) hours for any single continuous
                                    period) for each hour an employee is paid, or entitled to payment, by an Employer or Related Company on account of a period during which he performs no duties (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including short-term disability), layoff, military absence, jury duty or Approved Absence. Notwithstanding the preceding sentence:

                                    (A)     An hour for which an employee is
                                            directly or indirectly paid, or
                                            entitled to payment, on account of a
                                            period during which no duties are
                                            performed will not be credited to
                                            the employee if such payment is made
                                            or due under a plan maintained
                                            solely for the purpose of complying
                                            with applicable workmen's
                                            compensation, unemployment
                                            compensation or disability insurance
                                            laws; and

                                    (B)     Hours of Service will not be
                                            credited for a payment which solely
                                            reimburses an employee for medical
                                            or medically related expenses
                                            incurred by the employee.

                                    For purposes of this subparagraph (i)(2), a payment will be deemed to be made by or due from an Employer or Related Company regardless of whether such payment is made by or due from an Employer or Related Company directly, or indirectly through, among others, a trust fund or insurer to which an Employer or Related Company contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular employees or are on behalf of a group of employees in aggregate.

                           (3) An Hour of Service will be granted for each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or Related Company. The same Hours of Service will not be credited both under subparagraph (i)(1) or
                                    (i)(2), as the case may be, and under this subparagraph (i)(3). Thus, for example, an employee who receives a back pay award following a determination that he or she was paid at an unlawful rate for Hours of Service previously credited will not be entitled to additional credit for the same Hours of Service. Crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in subparagraph (i)(2) will be subject to the limitations set forth in that subparagraph. For example, no more than 501 Hours of Service will be credited for payments of back pay, to the extent that such back pay is agreed to or awarded for a period of time during which an employee did not perform or would not have performed duties.

                  (ii) Special Rule for Determining Hours of Service for Reasons Other Than the Performance of Duties

                           In the case of a payment which is made or due on account of a period during which an employee performs no duties, and which results in crediting of Hours of Service under subparagraph (i)(2) of this subsection
                           (e), or in the case of an award or agreement for back pay to the extent that such award or agreement is made with respect to a period described in subparagraph (i)(2) of this subsection (e), the number of Hours of Service to be credited will be the number of regularly scheduled working hours included in the units of time for which the payment is made or, in the case of an employee without a regular work schedule, at the rate of thirty-eight and three quarters (38.75) hours per week or seven and three quarters (7.75) hours per day, and will be credited to the Computation Period in which the Hours of Service are credited to the employee but in no event will more than five hundred one (501) Hours of Service be credited for any applicable period. Hours of Service will be calculated or credited in a manner consistent with Department of Labor Regulations
                           Section 2530.200b-2(b) and (c) which is incorporated herein by reference.

Section 1.32 - Trust (or Trust Agreement)

The trust continued in an amended and restated form by the agreement between the Company and the Trustee effective as of September 17, 1974, which constitutes part of this Plan, or any other trust created by agreement between the Company and a trustee named therein which will also constitute a part of this Plan, as the same may be or has been amended from time to time, or any agreements successor thereto.

Section 1.33 - Trust Fund

The fund known as the Consolidated Stores Corporation Amended and Restated Defined Benefit Pension Trust, maintained in accordance with the terms of the Trust Agreement, as it may be amended from time to time.

Section 1.34 - Trustee(s)

The Trustee(s) named in the Trust Agreement which constitute part of this Plan and any additional or successor Trustee(s) from time to time acting as Trustee(s) of the Trust Fund.

                                   ARTICLE II

                                  PARTICIPATION

Section 2.1 - Eligibility

An Eligible Employee will become a Participant as follows:

         (a) Any Eligible Employee included in the Plan immediately preceding January 1, 1997 will continue to participate in accordance with the provisions of this amended and restated Plan.

         (b) Any other Eligible Employee will be eligible to become a Participant of the Plan on the first day of the month coincident with or next following the date on which he meets the following requirements: (i) attaining the age of twenty-one (21), and (ii) being credited with at least one thousand (1,000) Hours of Service during the three hundred sixty-five (365) day period beginning with his Employment Commencement Date and ending on the anniversary date of his Employment Commencement Date. If any Eligible Employee fails to satisfy the one thousand (1,000) hour requirement, he will be ineligible to enter the Plan as of such anniversary date, but will be reconsidered on each subsequent January 1 ("Plan Anniversary Date") and will automatically become a Participant of the Plan as of the first such Plan Anniversary Date thereof on which he was credited with at least one thousand (1,000) Hours of Service during the Plan Year immediately preceding such Plan Anniversary Date.

         (c) Notwithstanding any other provision of the Plan to the contrary, after March 31, 1994, no Eligible Employee who is newly hired, or who is rehired after his prior service has been forfeited under Section 3.4(c), will be eligible to become a Participant under this plan

An Eligible Employee who satisfies the eligibility requirements of the Plan must be actively employed on the date he satisfies such requirements in order to participate hereunder. An employee on layoff, sick leave, or Approved Absence will not be considered actively employed. Such employee will, however, automatically enter the Plan upon his return to active employment.

Breaks in Service after an Employee has become a Participant of the Plan will be determined under Section 3.4.

A former employee who is rehired prior to five (5) consecutive one (1) year Breaks in Service, as determined under this Section of the Plan, will have his prior Hours of Service and his age on his original Employment Commencement Date taken into account for purposes of determining his eligibility to participate under this Section 2.1. If a former employee described in this paragraph satisfies the participation requirements of this Section 2.1 on his Reemployment Commencement Date or date of rehire, as applicable, he will thereupon become a Participant in the Plan. Provided, however, that any former employee who completed a one-year Break in Service before January 1, 1985 must satisfy the participation requirements of this
Section 2.1 based solely on his age on his Reemployment Commencement Date and the number of his Hours of Service in the three hundred sixty-five (365) day period beginning with his Reemployment Commencement Date.

A former employee who is rehired subsequent to five (5) consecutive one-year Breaks in Service, as determined under this Section of the Plan, must satisfy the participation requirements of this Section 2.1 based solely on his age on his Reemployment Commencement Date and the number of his Hours of Service in the three hundred sixty-five (365) day period beginning with his Reemployment Commencement Date.

An Ineligible Employee who becomes an Eligible Employee will become a Participant upon the date of change in his employment status provided he has satisfied the aforementioned conditions concurrent with or prior to his date of transfer.

Any Inactive Participant or former Participant receiving an Early or Normal Retirement Pension who is rehired will be immediately eligible to participate in the Plan as of his date of rehire.

Solely for purposes of determining whether a Break in Service for participation has occurred as determined under this Section of the Plan, an Employee who is absent from work for maternity or paternity reasons will receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, up to a maximum of five hundred one (501) Hours of Service during the computation period. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph will be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (2) in all other cases, in the following computation period.

Section 2.2 - Conditions of Participation

An Eligible Employee will not become a Participant herein unless he furnishes within a reasonable time limit established by the Committee such applications, consents, proofs of date of birth, elections, beneficiary designations and other documents and information as prescribed by the Committee. Each Eligible Employee upon becoming a Participant will be deemed conclusively, for all purposes, to have assented to the terms and provisions of this Plan and will be bound thereby.

Section 2.3 - Change in Employment Status

         (a) Change From Eligible to Ineligible Status - If an Active Participant becomes an Ineligible Employee because of a change in his employment status (including a transfer to the employ of a nonparticipating Related Company), he will not incur a Break in Service, but will become and remain a Suspended Participant for so long as he remains in such ineligible status, and the following special provisions will apply:

                  (i) His Accrued Retirement Pension determined as of the date he becomes a Suspended Participant will be frozen and will not increase on account of Compensation received while he is a Suspended Participant.

                  (ii) His Continuous Employment while a Suspended Participant will be counted as Service to the extent that the requirements of Section 3.2 are satisfied but not as Credited Service.

                  (iii) While he is a Suspended Participant, he will have the same right as an Active Participant who is otherwise in a similar position to elect an optional form of Pension or to make any other election hereunder.

                  (iv) When a Suspended Participant's employment terminates for any reason, including Retirement or death, he (or, in the event of death, his Beneficiary) will be entitled to the benefits provided under the applicable provisions of Articles IV, V and VI in effect at the date of change in employment status. However, to the extent that a benefit is payable to or with respect to him pursuant to the provisions of Sections 5.7 and 5.8, his benefits under the Plan will be adjusted appropriately.

                  (v) If a Suspended Participant returns to the status of an Eligible Employee, he thereupon will again become an Active Participant of this Plan and, upon his subsequent Retirement or other termination of employment, his benefit will be based upon his actual Final Average Compensation and Credited Service. However, to the extent that a benefit is payable to or with respect to him pursuant to the provisions of Sections 5.7 and 5.8, his benefits under the Plan will be adjusted appropriately.

         (b) Change From Ineligible to Eligible Status - If a person who had been an Ineligible Employee becomes an Eligible Employee because of a change in his employment status (including a transfer from the employ of a nonparticipating Related Company), the following special provisions will apply:

                  (i) His Hours of Service while an Ineligible Employee will be considered in determining his eligibility to become an Active Participant of the Plan pursuant to the provisions of Section 2.1. He will become an Active Participant as of the date he became an Eligible Employee provided he has then satisfied the requirements of Section 2.1.

                  (ii) His Continuous Employment while an Ineligible Employee will be counted as Service to the extent that the requirements of Section 3.2 are satisfied but not as Credited Service.

                  (iii) To the extent that a benefit is payable to or with respect to him pursuant to the provisions of Sections
                           5.7 and 5.8, his benefits under the Plan will be adjusted appropriately.

         (c) Transfer From One Employer to Another - If a Participant leaves the employ of one Employer to enter directly into the employ of another Employer, he will not be deemed to have terminated his participation, but will be considered an Eligible Employee of the succeeding Employer from the date of such transfer during periods that he otherwise qualifies as an Eligible Employee.

Section 2.4 - Inclusion and Withdrawal of Participating Employers

Any Related Company which is authorized by the Board (or Committee as set forth below) to participate in the Plan may elect to participate (become an Employer) by action of its own board of directors or other managing body. In adopting the Plan, such Related Company may limit the application of the Plan to one or more of its groups of employees and/or divisions, locations or operations. Special provisions or modifications relating to the Plan as adopted by such Related Company will be specifically provided for in Schedule III hereof.

To preserve continuity of Plan participation, when an intra-company merger, consolidation or reorganization involves one or more Related Companies who were Employers at the time of such merger, consolidation, or reorganization, the successor Employer will automatically be deemed to have adopted the Plan on behalf of its Eligible Employees who were covered hereunder immediately prior to such corporate restructure and the Committee will have the authority to amend Schedules IV and V, as appropriate to reflect such changes.

The Company, in its sole discretion, may determine that an Employer will no longer participate in the Plan and may direct that such Employer withdraw from the Plan. Any Employer may similarly elect to discontinue its participation in the Plan at any time and may be required to discontinue its participation if it ceases to be a Related Company. In either event, applicable provisions of Articles X or XI and Schedules I and III will apply in respect to such discontinuance of participation.

                                   ARTICLE III

                          SERVICE AND CREDITED SERVICE

Section 3.1 - Continuous Employment (Vesting and Benefit Accrual)

Continuous Employment will mean a Participant's total period of employment with one or more Employers or Related Companies from his Employment Commencement Date or most recent Reemployment Commencement Date, and in the case of a Participant who is rehired after a Break in Service with pre-break Service restored, will include the aggregate of his pre-break and post-break periods of employment. Continuous Employment will be measured in completed Plan Years, with one thousand (1,000) Hours of Service in a Plan Year being deemed a completed Plan Year.

Continuous Employment will not be deemed terminated under the following circumstances:

         (a)      Change to or from employment status as an Eligible Employee;
                  or

         (b) Employment by another Employer or a Related Company provided employment terminates merely to become an employee of the other Employer or Related Company; or

         (c) During the first twelve (12) consecutive months of an Approved Absence. If a Participant fails to return to the employ of the Employer or Related Company within the Approved Absence period prescribed by the Employer or at the end of twelve (12) months of Approved Absence if earlier, his Continuous Employment will be deemed to terminate as of the last day of such prescribed period or twelve (12) months of Approved Absence, whichever is earlier. A Participant's Service and Credited Service will be determined in accordance with the foregoing; or

         (d)      During qualified military service; or

         (e) In respect to termination of employment which occurs after January 1, 1985 if the Participant is reemployed by an Employer or Related Company prior to incurring a Break in Service; provided, however, that the period between the termination date and reemployment date will not be included in Credited Service.

Section 3.2 - Service (Benefit Vesting)

Subject to any limitations specified in Schedules IV and V, a Participant's benefit vesting under the Plan will be determined by his period of Service. Subject to the requirements of Section 3.4 relating to the restoration of Service after a Break in Service, a Participant will be granted Service for Continuous Employment ending on the date of his termination of employment. In no event will periods of employment with two or more Employers and/or Related Companies at the same time create more than one period of Service.

Section 3.3 - Credited Service (Benefit Accrual)

Except as otherwise provided in Schedules IV and V, the amount of benefit payable to or on behalf of a Participant will be determined on the basis of his Credited Service.

Subject to the requirements of Section 3.4 relating to the restoration of Credited Service after a Break in Service, a Participant will be granted Credited Service for Continuous Employment ending on the date of his termination of employment, excluding that portion of any period of Approved Absence in excess of twelve (12) consecutive months, as well as any Plan Years in which the Participant was not an Active Participant for at least one day.

If a Participant ceases to be an Active Participant and becomes a Suspended Participant, and he does not again become an Active Participant, he will receive no Credited Service during the period he is a Suspended Participant, but he will continue to accrue Service.

Effective April 1, 1996, the Credited Service for a Participant who is a Highly Compensated Employee is frozen as of that date or, if later, the date the Participant becomes a Highly Compensated Employee.

Section 3.4 - Break in Service (Vesting and Benefit Accrual)

         (a) A Participant will incur a Break in Service if he does not receive credit for more than five hundred (500) Hours of Service during a Plan Year.

                  Solely for determining whether a Break in Service has occurred in a Plan Year, an individual who is absent from work for maternity or paternity reasons, will receive credit for the Hours of Service which would have otherwise been credited to such individual but for such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (i) by reason of pregnancy of the individual, (ii) by reason of the birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

                  The Hours of Service credited under this paragraph will be credited: (i) in the Plan Year in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (ii) in all other cases, in the following Plan Year.

         (b) During the period after a termination of employment and prior to incurring a Break in Service, a Participant who was an Active Participant immediately before termination of employment will be considered a Suspended Participant. If a Suspended Participant is rehired by an Employer or Related Company prior to incurring a Break in Service, his employment will not be deemed to have been terminated for purposes of determining his Service. However, the period between his termination date and reemployment date will not be taken into account in determining his Credited Service.

         (c) A Participant's Service and Credited Service will be canceled if he has a Break in Service before he has met the requirements for Retirement, Disability or for a Deferred Vested Pension as provided in the applicable sections of
                  Article IV. However, Participants who have met the requirements for Retirement, Disability or a Deferred Vested Pension will at all times retain their Service and Credited Service. If a terminated employee is reemployed by an Employer or Related Company after a Break in Service and his Service and Credited Service were canceled, such Service and Credited Service will be restored if his number of consecutive years of Break in Service is less than the greater of five (5) or the aggregate number of years of pre-break Service. Provided, however, that the rule stated in the immediately preceding sentence will not apply to a series of consecutive Breaks in Service in progress on January 1, 1985, if the Participant's consecutive years of Break in Service is greater than the aggregate number of years of pre-break Service and thus already caused said pre-break Service to be canceled.

         (d) If a Participant who received a cash distribution of vested benefits hereunder at a prior termination of employment is reemployed, his pre-break Service and Credited Service will be retained. However, when such a Participant is entitled to receive a benefit under this Plan, such benefit will be reduced by the Actuarial Equivalent of his prior distribution.

Section 3.5 - Reemployment of a Retired Participant

If an Employer or a Related Company re-employs a Retired Participant who commenced receiving Pension payments under the Plan, he will have a choice as to whether his monthly payment will be suspended or continued during periods in which he is an Active Participant accruing Credited Service. The Pension payable upon such Participant's subsequent Retirement or termination of employment will be reduced by the Actuarial Equivalent of any Pension payments from the Plan, except Disability Pension payments, which he received prior to his Retirement or termination of employment. In no event, however, will this reduction result in a monthly payment less than he was receiving immediately prior to his reemployment.

Section 3.6 - Military Service

Absence from employment by an Employer or Related Company due to service in the armed forces of the United States will not constitute a Break in Service, and the period during such absence will be considered as Service (and Credited Service if the individual was an Active Participant immediately prior to commencement of such Military Service or would have become an Active Participant during such period of Military Service), provided that the Participant is entitled by law to reemployment rights upon release from service and returns to employment with an Employer or a Related Company within the period provided by such law. For the purpose of determining benefits hereunder, Participants who accrue additional Credited Service during qualified Military Service will be deemed to have received Compensation during such Military Service at the same Compensation rate as in effect immediately prior to such absence or such Compensation rate as the Participant would have received had he been actively employed during the period of Military

Service. If such Participant does not return to employment with the Employer or a Related Company within the period provided by law, he will be deemed to have terminated employment on the date he left the employment of the Employer or Related Company for service in the armed forces of the United States. Contributions, benefits and Credited Service with respect to qualified Military Service will be provided in accordance with Code Section 414(u).

                                   ARTICLE IV

                      REQUIREMENTS FOR RETIREMENT BENEFITS

Section 4.1 - Normal Retirement

The Normal Retirement Date of each Participant will be the first day of the month coincident with or next following the later of (i) attainment of his sixty-fifth (65th) birthday, or (ii) the fifth (5th) anniversary of his participation in the Plan that follows the date the Employee became a Participant in this Plan. Payment of a Normal Retirement Pension will commence as of the Participant's Normal Retirement Date unless he continues in the employment of an Employer. A Participant who reaches age sixty-five (65) while in the employ of the Employer will have a nonforfeitable right, upon actual retirement, to his Normal Retirement Pension, except to the extent that such Pension is forfeitable because it has not been paid or distributed to him prior to his death. Participants who do not retire on their Normal Retirement Date will be subject to the provisions of Section 4.3.

Section 4.2 - Early Retirement

A Participant who has attained age fifty-five (55) and has at least five (5) years of Service will be eligible to elect an Early Retirement Date, provided that the sum of the Participant's age and his years of Service equals sixty-five
(65) or more. Said Early Retirement Date will be the first day of any month immediately following his termination of employment, provided that the Participant gives notice of such Early Retirement Date at least thirty (30) days in advance to his Employer. A Participant who retires early may elect the commencement of his Early Retirement Pension on the first day of any month coinciding with or subsequent to his Early Retirement Date but not later than his Normal Retirement Date, and his Pension will commence at the beginning of the month so requested, but will be reduced as provided in Section 5.2. For purposes of this paragraph, the normal form of Pension benefit will be determined in accordance with Article VII.

Section 4.3 - Late Retirement

A Participant may remain in the employ of the Employer after his Normal Retirement Date, in which case he will continue his participation in this Plan. Benefit payments hereunder will be suspended while the Participant remains an Eligible Employee of any Employer unless such Participant fails to complete forty (40) or more Hours of Service during any calendar month. The Committee will notify the Participant of such suspension of benefits by personal delivery or first class mail during the first calendar month in which payments are withheld. The notice will contain a description of the specific reasons for suspension of benefits, a general description and copy of the relevant Plan provisions, a statement that the applicable Department of Labor regulations may be found in Section 2530.203-3 of the Code of Federal Regulations, and the Plan's procedure for affording a review of the suspension of benefits. Upon the Participant's subsequent Retirement, he will be entitled to a Late Retirement pension in an amount determined as provided in Section 5.3 commencing as of his Late Retirement Date. For purposes of this paragraph, the normal form of Pension benefit will be determined in accordance with Article VII.

Section 4.4 - Disability Pension

         (a) Disability for purposes of this Plan will mean a physical or mental condition which has continued six (6) consecutive months or more and which is expected to be permanent, as determined by the Social Security Administration.

         (b) Each Disabled Participant will be entitled to a monthly Disability Pension for life in a form provided for in Article VII and in an amount provided in Section 5.4.

         (c) If a Disabled Participant otherwise eligible to begin a Disability Pension under Section 5.4, commences to receive benefit payments under an insured long-term disability plan sponsored and maintained by an Employer or Related Company apart from this Plan, he will be constructively deemed to have elected to defer his Disability Pension for the period during which he is in receipt of benefits under such long-term disability plan prior to his Normal Retirement Date. During any period the Participant receives such insured long-term disability plan benefits he will continue to be treated as if he were an Active Participant receiving Hours of Service and Compensation at the same rate that was in effect immediately prior to his disablement. Upon attaining his Normal Retirement Date, such a Participant will be entitled to his Disability Pension reduced by the Actuarial Equivalent of such Pension payments, if any, that he received under the Plan prior to the commencement of benefit payments under such long-term disability plan. For purposes of this paragraph, the normal form of Pension benefit will be determined in accordance with
                  Article VII.

         (d) If a Disabled Participant's disability will cease to exist, his rights to a current or future Disability Pension will cease: if he does not re-enter (or seek to re-enter with employment denied through no fault of his own) the employer's employ within ninety (90) days thereafter, he will be deemed to have terminated his employment as of the date his disablement was established and his benefits will be recomputed on the assumption he was simply a terminated Participant and had never been disabled, less the Actuarial Equivalent of Disability Pension payments, if any, he had already received as a Disabled Participant. If any Participant being treated as an Active Participant under Section 4.4(c) seeks to re-enter the employer's employ within the ninety (90) day period, but employment is denied through no fault of his own, his status as an Active Participant will be treated as having ended on the date his disability ceased to exist. If, however, he in fact re-enters the Employer's employ within ninety (90) days of the date his disablement ceased, he will continue as an Active Participant of this Plan.

Section 4.5 - Deferred Vested Pension

A Participant whose employment terminates for any reason other than death or Retirement, will be eligible, pursuant to the terms in Section 5.5, to receive a Deferred Vested Pension in accordance with Section 5.5, commencing at his Normal Retirement Date and payable in the form as provided in accordance with Article VII.

Section 4.6 - Retirement While on Leave of Absence

A Participant otherwise eligible to retire may elect to do so without returning to active employment with an Employer if he is absent from work pursuant to an Approved Absence.

                                    ARTICLE V

                     AMOUNT OF RETIREMENT OR PENSION INCOME

Section 5.1 - Normal Retirement Pension

Subject to the provisions of Section 5.7, Section 7.2 and Schedules II and III, a Participant who retires on his Normal Retirement Date will be entitled to a monthly Pension, payable in the normal form of payment described in Section 7.1, in an amount equal to:

For Participants who retire after December 31, 1988 but prior to January 1, 1993, the greater of (a) or (b) below:

         (a)      (i)      one percent (1%) of a Participant's Final Average
                           Compensation, multiplied by the Participant's
                           Credited Service, not to exceed 35 years; plus,

                  (ii) sixty-five one hundredths of one percent (0.65%) of the excess of a Participant's Final Average Compensation over covered compensation, multiplied by the Participant's Credited Service, not to exceed thirty-five (35) years.

                  Covered compensation is the average of the Social Security taxable wage bases for the thirty-five (35) year period ending with the year of the individual's Social Security retirement age [as defined in Code Section 414(b)(8)]. Covered compensation will be determined on the date the Participant separates from service and the Social Security wage bases will be projected without change until the Participant's Social Security retirement age.

         (b) twenty-five percent (25%) of Final Average Compensation at age sixty-five (65), but only if the Eligible Employee was actively employed by the Company on December 31, 1988, and has one hundred twenty (120) or more Months of Service at age sixty-five (65).

For Participants who retire after December 31, 1992, (c) below:

         (c) one percent (1%) of a Participant's Final Average Compensation multiplied by the Participant's Credited Service, not to exceed twenty-five (25) years.

In no event, however, will any Eligible Employee who was a Participant in the Plan as of January 1, 1993, be entitled to an Accrued Retirement Pension that is less than the Accrued Retirement Pension the Participant was entitled to receive as of December 31, 1992, based upon the terms of the Plan as they existed on such date, as if the Participant had terminated employment with the Company on December 31, 1992.

The benefits computed in accordance with this Section, if not already a multiple of ten dollars

($10), will be rounded to the next highest multiple of ten dollars ($10).

In no event, however, will a Participant's Normal Retirement Pension be less than the Pension the Participant could have received had he elected an immediate Early Retirement Pension commencing as of the first day of any Plan Year following his eligibility for Early Retirement.

Notwithstanding the above, in no event shall any Eligible Employee who was an active Participant in the Plan as of December 31, 1995, and who is a Highly Compensated Employee be credited with Credited Service or Compensation for purposes of determining Final Average Compensation for any Compensation or Credited Service on and after April 1, 1996 or such date that he is determined to be a Highly Compensated Employee. Such affected Participant's Accrued Retirement Pension under the terms of this Plan shall be calculated as if the Participant terminated employment with the Employer as of March 31, 1996 or such later date that he is determined to be a Highly Compensated Employee. Service for purposes of Section 3.2 of the Plan shall continue to be credited.

Section 5.2 - Early Retirement Pension

Subject to the provisions of Section 5.7, Section 7.2 and Schedules II and III, a Participant who retires early will be entitled to a Pension, payable in the normal form described in Section 7.1, commencing on the date elected by the Participant pursuant to Section 4.2, in an amount which is equal (as of the date of income commencement) to that portion of his Accrued Retirement Pension derived from Section 5.1 reduced by one of the following early retirement factors:

         (a) The portion of the benefit derived under Section 5.1(a)(i), 5.1(b) or 5.1(c) will be reduced by 1/180th for each of the first 60 months by which his starting date of income precedes his Normal Retirement Date and 1/360th for each of the next 60 months thereafter.

         (b) The portion of the benefit derived under Section 5.1(a)(ii) will be reduced by multiplying by the appropriate factor from the following table:

Age                 Factor            Age               Factor
---                 ------            --                ------
 65                 1.000             59                 .654
 64                  .923             58                 .615
 63                  .846             57                 .577
 62                  .769             56                 .529
 61                  .731             55                 .486
 60                  .692

                  For retirement ages which are not whole years, the values from the preceding table will be interpolated as appropriate.

Section 5.3 - Late Retirement Pension

Subject to the provisions of Section 5.7, Section 7.2 and Schedules II and III, if a Participant does not retire at his Normal Retirement Date, he will be entitled to his Accrued Retirement Pension commencing as of his Late Retirement Date and in the normal form of payment described in Section 7.1.

Section 5.4 - Disability Pension

Subject to the provisions of Section 5.7, Section 7.2, and Schedules II and III, a Participant who is eligible for a Disability Pension will be entitled to receive a monthly income, as provided in Section 4.4. Said Disability Pension will commence on the first day of the month coincident with or next following the date of the Participant's disablement and will be equal to the Actuarial Equivalent of the disabled Participant's Accrued Retirement Pension. If recovery from disability occurs subsequent to attainment of the Participant's Normal Retirement Date, the Disability Pension will continue to be payable for life.

In lieu of the above benefit, each disabled Participant may elect a reduced monthly pension, commencing on the first day of any month coinciding with or following his attainment of age fifty-five (55), provided such Participant has satisfied the requirements for Early Retirement as set forth in Section 4.2 as of the first day of the month his benefits are to commence. Such reduced monthly pension will be equal to the disabled Participant's Accrued Retirement Pension as of the first day of the month his benefits are to commence reduced by the factors in Section 5.2 for the period that this commencement date precedes his Normal Retirement Date.

Section 5.5 - Deferred Vested Pension

Subject to the provisions of Section 5.7, Section 7.2 and Schedules II and III, a Participant who becomes eligible for a Deferred Vested Pension due to his termination of employment will be eligible to receive a Pension payable in the normal form described in Section 7.1, commencing at his Normal Retirement Date, if he is then living, equal to his Accrued Retirement Pension at termination as defined in Section 1.24(g).

A Participant who terminates employment before becoming vested in any portion of his Accrued Benefit will forfeit his entire Accrued Benefit and will be treated as having been paid his entire interest in the Plan. However, if the person is reemployed and again becomes a Participant before incurring at least five (5) consecutive one (1) years Breaks in Service, the forfeited portion of his Accrued Benefit will be restored. However, if the Participant received a distribution from the Plan when he initially terminated, this restoration will occur only if the Participant repays the amount distributed, plus interest at a rate determined under Code Section 411(c)(2)(C), not later than the end of the fifth (5th) year beginning after he is reemployed or, if earlier, the end of the fifth (5th) year beginning after the distribution was made.

Effective January 1, 1989, a Participant with five (5) Years of Service is fully vested in his Accrued Benefit. The Vesting Schedule for Plan Years prior to January 1, 1989 was as follows:

 Years of Service                            Vested Percentage
------------------                           -----------------
Less than 2 years                                   0%
2 years                                            20%
3 years                                            40%
4 years                                            60%
5 years                                            80%
6 years or more                                   100%

Section 5.6 - No Duplication of Benefits

Benefits will not be payable to any Participant under more than one provision hereof for the same period of time.

Section 5.7 - Benefit Coordination With Other Plans

If a Participant (or his Beneficiary) receives or is entitled to receive a benefit under any other plan, excluding the Consolidated Stores Corporation Savings Plan, his Normal Retirement Pension will be reduced by the actuarial equivalent of his normal retirement benefit from any other plan (prior to reduction for any optional pre-retirement coverage for survivor benefits), but only to the extent that:

         (a) The benefits from the plans are attributable to the same earnings and/or the same period of employment; and

         (b) The benefit from the other plan is not attributable to the voluntary or mandatory contributions made by the Participant.

If a Participant is entitled to benefits from this Plan and one or more other plans for the same period of employment and if one or more of such plans contains a benefit coordination provision, then the benefits payable to the Participant will be determined as follows:

         (c) The Primary Plan will be the plan in which the Participant is an active Participant immediately before his Retirement, death or other termination of employment with an Employer or a Related Company. The benefits payable under the Primary Plan will be determined in accordance with its benefits coordination provision.

         (d) The Secondary Plan will be the plan and/or plans in which the Participant was an active Participant before he became an active Participant in the Primary Plan. The benefits payable under the Secondary Plan will be determined without regard to their benefit coordination provisions.

In all events, principles of benefit coordination will be applied on a basis equitable to the Participant considering his total covered earnings and service.

Section 5.8 - Benefit Commencement

         (a) Unless a Participant elects otherwise, benefit payments will commence no later than sixty (60) days after the latest of the close of the Plan Year in which (1) the Participant attains his Normal Retirement Age; (2) the fifth (5th) anniversary in which the Participant commenced participation in the Plan occurs; or (3) the Participant terminates employment with the Employer. Such an election will be in the form of a written statement, signed by the Participant, describing the benefit and the date on which the payments of such benefit will commence and be subject to the requirements of Article VII. However, distributions to five percent (5%) owners [as defined in Code Section 416(i)] and to Participants who attain age seventy and one-half (70-1/2) after January 1, 1988, must commence no later than the April 1st following the calendar year in which such Participant attains age seventy and one-half (70-1/2). Distributions to non five percent (5%) owners who attained age seventy and one-half (70-1/2) in 1988 will commence no later than April 1, 1990. Distribution of benefits to non five percent (5%) owners who attained age seventy and one-half (70-1/2) prior to January 1, 1988 and who were not five percent (5%) owners for any Plan Year beginning with the Plan Year in which they attained age sixty-six and one-half (66-1/2), will commence no later than the April 1st following the calendar year in which the later of termination of employment or attainment of age seventy and one-half (70-1/2) occurs.

                  Effective January 1, 2002, for Participants who were not five percent (5%) owners for any Plan Year beginning with the Plan Year in which they attained age sixty-six and one-half (66-1/2), notwithstanding any other provisions of the Plan to the contrary, the Plan must begin to distribute a Participant's entire interest in the Plan no later than his `Required Beginning Date'. A Participant's Required Beginning Date is April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70-1/2) or actually retires, whichever is later.

                  Effective January 1, 2002, a Participant who was not a five percent (5%) owner, and who remains employed following the attainment of age seventy and one-half (70-1/2) will be given the option to begin payment of his benefit as of April 1 of the Plan Year following the Plan Year he attains age seventy and one-half (70-1/2) or to delay commencement until actual retirement from employment with the Employer. The Participant will be given this option as soon as administratively feasible after the Participant attains age seventy and one-half (70-1/2) and the Participant must notify the Administrator of his decision to commence benefit payments or to delay commencement by March 1 of the following calendar year. This election is irrevocable when made. If no election is received by March 1, the Participant will be deemed to have elected to defer his benefit payment until his actual retirement.

         (b) In the event that an appropriate application for commencement of the payment of a Pension or other benefit hereunder is not received by the Committee within five (5) years after the date the benefit would normally commence, such benefit will be forfeited as of the end of the Plan Year in which such fifth anniversary occurs. If, following such a forfeiture, the Participant, his Eligible Spouse, his Contingent Annuitant, or his Beneficiary makes appropriate application for a benefit which the Committee determines such person would have been entitled to upon prior timely application, the Committee will authorize the benefit to be reinstated and payment to commence as of the first day of the month coincident with or next following such determination.

Section 5.9 - Top-Heavy

Notwithstanding any other provision of this Plan, during any Plan Year in which the Plan becomes Top-Heavy as defined in Schedule IV, the provisions of Schedule IV will become operative.

                                   ARTICLE VI

                                 DEATH BENEFITS

Section 6.1 - Death Benefit

The death benefit payable to the Spouse of a deceased eligible Participant will be either (a) or (b) below as hereinafter provided.

         (a) A monthly life annuity which is the survivorship portion of the Qualified Joint and Survivor's Pension, assuming, however, that the Participant had separated from Service on his date of death, survived to the earliest retirement age and died on the day after the earliest retirement age. The Qualified Joint and Survivor Pension is the Actuarial Equivalent of the deceased Participant's Accrued Retirement Pension reduced as provided for in Section 5.2 for each month that the Participant's date of death or earliest retirement age, if later, precedes his Normal Retirement Date, or

         (b) A lump sum amount equal to the Actuarial Equivalent of the survivorship portion of the Qualified Joint and Survivor's Pension of the deceased Participant's Accrued Retirement Pension reduced as provided for in Section 5.2, and computed on the assumption that the Participant had separated from Service on his date of death, survived to the earliest retirement age and died on the day after the earliest retirement age.

Notwithstanding the above, the monthly life annuity provided as pre-retirement spousal annuity will not be less than the corresponding "qualified pre-retirement survivor annuity" as described in Code Section 417.

For purposes of this Article VI, "earliest retirement age" will be the earliest date on which, under the Plan, the Participant could elect to receive Retirement benefits.

Section 6.2 - Eligible Participants and Determination of Applicable Death
Benefits

Any deceased Active, Disabled or Retired Participant who on the date of his death:

         (a) was credited with an Hour of Service on or after August 23, 1984,

         (b)      had a vested benefit under this Plan,

         (c)      was not receiving retirement benefit payments, and

         (d) had an Eligible Spouse immediately preceding the date of his death,

will have a pre-retirement spousal annuity payable to said Spouse. There are no death benefits payable to unmarried participants.

The Spouse has the option to elect payment of the Death Benefits in the form of a life annuity or the lump sum equivalent of the applicable death benefit. The lump sum or annuity will be as provided in Section 6.1(a) or (b) and calculated as payable commencing on the first day of the month coincident with or next following the date the Participant would have reached the earliest retirement age under this Plan, or if later, his date of death.

The lump sum or annuity as calculated in the preceding sentence may be payable immediately (reduced for early commencement) or deferred to a later date at the spouse's election.

                                   ARTICLE VII

                  FORM OF PENSION PAYMENT AND OPTIONAL BENEFITS

Section 7.1 - Normal Form of Pension Payment

The normal form of Pension payment will be monthly payments for the life of the Participant, with no further payments made after his death. Subject to the provisions of Section 5.9, the first payment will be made on the first day of the calendar month coinciding with or next following the Participant's Retirement date, except that with respect to a Participant entitled to a Disability Pension or a Deferred Vested Pension and a Participant entitled to an Early Retirement Pension who has elected to defer payment, the date of such first payment will be the Participant's Normal Retirement Date or such earlier date elected by the Participant pursuant to Sections 5.4, 4.2 or 4.4, as applicable. The last payment will be made on the first day of the calendar month during which the Participant's death occurs.

Pensions will be paid in the normal form for Participants if on the date Pension payments commence (i) they do not have an Eligible Spouse, or (ii) they have completed a Qualified Election and have not made an election of any optional form of Pension pursuant to Section 7.3.

Section 7.2 - Qualified Joint and Survivor Pension

If on the date a Participant's Pension payment commences (including Disability Pensions) he has an Eligible Spouse to whom the Participant has been continuously married for a period of at least twelve (12) months as of such benefit commencement date, such Pension will be paid in the form of an immediate Qualified Joint and Survivor Pension which is Actuarially Equivalent to the normal form of payment. Under the Qualified Joint and Survivor Pension, a reduced amount will be paid to the Participant for his lifetime, and the Eligible Spouse, if surviving at the Participant's death, will be entitled to receive thereafter a lifetime Pension in a monthly amount equal to fifty percent (50%) of the reduced monthly Pension which had been payable to the Participant. The last payment of the Qualified Joint and Survivor Pension will be made as of the first (1st) day of the month in which the death of the later to survive of the Participant and his Eligible Spouse occurs. So long as a Qualified Election is signed within the ninety (90) day period ending on the date benefits would commence, a Participant may elect in writing, any time prior to the commencement of his Pension payments, to receive the normal form of payment; or a Participant entitled to receive a Normal, Late or Early Retirement, Disability Pension or Deferred Vested Pension may elect an optional form of payment under Section 7.3. Any such election for an optional form of payment will be revocable (pursuant to Section 7.4), at the Participant's option, at any time prior to the date the Participant's Pension payments commence.

         (a)      Notice of Qualified Election

                  In the case of a Qualified Joint and Survivor Pension as described above, the Plan Administrator will provide each Participant within thirty (30) to ninety (90) days prior to the commencement of benefits, a written explanation of: (i) the terms and conditions of a Qualified Joint and Survivor Pension; (ii) the Participant's right to make and the effect of an election to waive their Qualified Joint and Survivor Pension form of benefit; (iii) the rights of a Participant's Eligible Spouse; and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Pension.

                  A Participant may elect, with applicable spousal consent, to waive any requirements that the written explanation be provided at least thirty (30) days before the annuity starting date if the distribution commences more than seven (7) days after such explanation is provided.

         (b)      Qualified Election

                  Any Participant who desires to waive the Qualified Joint and Survivor Pension must do so in writing within the ninety (90) day period ending on the date benefits would commence and such waiver must be consented to by the Participant's Eligible Spouse. The Eligible Spouse's consent to a waiver must be witnessed by a plan representative or notary public and must be limited to a benefit for a specific alternate Beneficiary in accordance with Section 9.17. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of a plan representative that such written consent may not be obtained because there is no Eligible Spouse or such Spouse cannot be located, a waiver will be deemed an election qualified under this paragraph. Any consent necessary under this provision will be valid only with respect to the Spouse who signs the consent, or in the event of an election deemed qualified under this paragraph, the designated Eligible Spouse. Additionally, a revocation of a prior waiver may be made by a Participant without the consent of the Eligible Spouse at any time before the commencement of benefits. The number of revocations will not be limited.

Section 7.3 - Optional Forms of Pension

In lieu of the normal form of Pension payable to a Participant under Section 5.1 (Normal Retirement Pension), Section 5.2 (Early Retirement Pension), Section 5.3 (Late Retirement Pension), Section 5.4 (Disability Pension) or Section 5.5 (Deferred Vested Pension) of this Plan, a Participant may elect to receive benefits of Actuarial Equivalent value as described below. Notwithstanding the above, any married Participant must have completed a Qualified Election within the ninety (90) day period ending on the date benefits would commence before any election of an optional form of Pension will have any effect.

The election of an optional form of Pension will be in writing on a form approved by the Committee and, if in accordance with the conditions set forth in
Section 7.4 below, will become effective (i) in respect to a Participant who retires on his Normal or Early Retirement Date, on such Retirement date, (ii) in respect to a Participant who continues employment beyond his Normal Retirement Date, on his Late Retirement Date, and (iii) in respect to an Inactive Participant, the date his Deferred Vested Pension commences, but in no event prior to the date the written election is filed with the Committee.

         (a) Lump Sum Distribution - One lump sum payment in cash of the entire Actuarial Equivalent of the Participant's Accrued Retirement Pension.

         (b) Period-Certain - A reduced Pension payable over sixty (60), one hundred twenty (120) or one hundred eighty (180) months, as the Participant elects, in monthly, quarterly, semiannual or annual installments. The period over which such payment is to be made will not extend beyond the Participant's life expectancy (or the life expectancy of the Participant and his Designated Beneficiary).

         (c) Purchase of an Annuity Contract - The purchase of an annuity contract to provide pension benefits to the Participant (and his Designated Beneficiary, if any) in any form equivalent in value to the Actuarial Equivalent of the Participant's Accrued Retirement Pension.

Notwithstanding the above, certain small Pension payments may be distributed to Participants in accordance with the provisions of Section 9.14.

In lieu of the death benefit provided under Section 6.1(b), a Beneficiary may elect to receive his benefit in the form of a single lump sum.

Notwithstanding the above, distributions may only be made over one of the following periods (or a combination thereof):

         (a)      the life of the Participant,

         (b)      the life of the Participant and a Designated Beneficiary,

         (c) a period certain not extending beyond the life expectancy of the Participant, or

         (d) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a Designated Beneficiary.

For purposes of this computation, a Participant's life expectancy may be recalculated no more frequently than annually; however, the life expectancy of a non-spouse Beneficiary may not be recalculated.

Notwithstanding any provision hereof to the contrary, if the value of the Participant's benefit under any of the above options will be less than an amount that will satisfy the minimum distribution incidental benefit requirement of
Section 1.401(a)(9)-2 of the Regulations, the optional benefit will be adjusted so that the value of the Participant's benefit under the option will be equal to an amount that will satisfy the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Regulations.

Section 7.4 - Conditions Regarding Optional Forms of Pension

Any optional form of Pension provided under this Plan as determined by the Committee other than through the options available under an insurance or annuity contract will be subject to the following conditions:

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

         (a) An election of an optional form of Pension or a change of Contingent Annuitant will become effective only if it is filed with the Committee in writing on a form approved by the Committee prior to the date the election is to become effective, provided that an election, any change or revocation of an election, or any change in the designation of a Contingent Annuitant may be made no earlier than 30 days from the date payment of the Participant's Pension commences. Any attempted election of an optional form of Pension or change of a Contingent Annuitant not meeting the conditions of the preceding sentence will be void for all purposes, unless the Committee determines otherwise in accordance with the provisions of Section 9.6.

         (b) To elect a Contingent Annuitant Option (or to change a Contingent Annuitant), a Participant will designate his Contingent Annuitant on a form provided for this purpose, and will furnish within thirty (30) days thereafter, but not later than the date on which he will retire, proof satisfactory to the Committee of the age of the Contingent Annuitant.

         (c) An election made pursuant to Section 7.3 will become inoperative if the death of the Participant or the Contingent Annuitant [under Section 7.3(b)] occurs before the election of the optional form of Pension becomes effective and death benefits will be paid according to Article VI.

         (d) If the Contingent Annuitant dies after the date payment of the Participant's Pension commences but before the death of the retired Participant, such Participant will continue to receive the same amount of Pension payable to him in accordance with such election.

         (e) If the Participant will become reemployed by an Employer after the election has become effective, his election will nevertheless continue to be effective, and if the Participant will die before retiring, his Contingent Annuitant (or Beneficiary) will receive the amount of Pension which would be payable to such Contingent Annuitant (or Beneficiary) in accordance with such election, as if such Participant had retired on the date of his death.

Any optional form of Pension paid through an insurance or annuity contract (individual or group) will be subject to the conditions contained in or otherwise applicable to such insurance or annuity contract.

Any recipient of an "eligible rollover distribution" may elect, at the time and in the manner announced by the Administrator, to have any portion of that distribution paid directly to any eligible retirement plan he designates.

         (a)      Definitions

                  (i) Eligible rollover distribution. Any distribution of all or any portion of the balance to the credit of the distributee, except (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more (ii) any portion of the distribution required to be made under Code Section 401(a)(9) or (iii) any portion of the distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (ii) "eligible retirement plan" means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code
                           Section 408(b), an annuity plan described in Code
                           Section 403(a), or a qualified trust described in Code Section 401(a), that will accept the distributee's eligible rollover distribution. However, if the eligible rollover distribution is being made to a surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity only. Effective January 1, 2002, for purposes of the direct rollover provisions, an eligible retirement plan shall also mean an annuity contract described in Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p).

                  (iii) "distributee" means an employee or former employee and, with respect to their interests only, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

                  (iv) "direct rollover" means a payment by the Plan to the eligible retirement plan specified by the distributee.

                                  ARTICLE VIII

                                 PLAN FINANCING

Section 8.1 - Contributions

Except as may otherwise be provided in Schedule III, no contributions will be required or permitted from any Participant. The Employers will make contributions in such amounts and at such times in accordance with (i) a funding method and policy to be established by the Company consistent with Plan objectives, and (ii) annual actuarial valuations of the Plan prepared by the Actuary. It is the intention of each Employer to continue this Plan as it applies to its employees and make contributions regularly each year. However, nothing contained in this Plan or the Trust Agreement by which it is implemented will be deemed to require any Employer to make contributions under this Plan, and no Employer will be under any legal obligation to contribute to this Plan. Forfeitures arising under this Plan because of severance of employment before a Participant becomes eligible for a Pension, or for any other reason, will to the extent permitted by law be applied to reduce the cost of the Plan, not to increase the benefits otherwise payable under the Plan.

Section 8.2 - Funding Policy and Method

The Company will establish a funding policy and method, and advise the Trustee thereof, so that the investment of the Trust Fund can be appropriately coordinated with the Plan's financial needs (such as the requirements for liquidity and investment performance to meet expected benefit payments) both on a short-term and a long-term basis.

Section 8.3 - Trust Fund

         (a) All contributions made by the Employers under this Plan will be paid to the Trustee and deposited in the Trust Fund. The Trustee will invest the assets of the Trust Fund, including any insurance or annuity contracts (individual or group) comprising a part thereof, in accordance with the Trust Agreement. Except as otherwise provided herein, all assets of the Trust Fund allocable to this Plan, including investment income, will be retained for the exclusive benefit of Participants and their Beneficiaries, will be used to pay benefits to such persons or to pay administrative expenses to the extent not paid by the Employers, and will not revert to or inure to the benefit of any Employer.

         (b) Notwithstanding anything herein to the contrary, upon an Employer's request, a contribution which was made by a mistake of fact, or which is determined to be nondeductible under Code
                  Section 404, will be returned to the Employer within one (1) year after the payment of the contribution, or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

Section 8.4 - Single Plan

Trust Fund assets allocable to contributions made under the Plan by one Employer will be available on an ongoing basis to satisfy the total Plan liabilities of all participating Employers; however, Trust Fund assets attributable to contributions to another employee benefit plan will first be available on a termination basis to the extent required to satisfy liabilities, if any, under this Plan which arise from such other employee benefit plan.

                                   ARTICLE IX

                                 ADMINISTRATION

Section 9.1 - Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration

The Fiduciaries will have only those powers, duties, responsibilities and obligations as are specifically given them under this Plan or the Trust Agreement. Any power, duty, responsibility or obligation for the control, management or administration of the Plan or Trust Fund which is not specifically allocated to any Fiduciary, or with respect to which the allocation is in doubt, will be deemed allocated to the Company. In general, the Employers will have the sole responsibility for making the contributions, as specified in Article VIII and subject to the provisions of Article VIII, necessary to provide benefits under the Plan in respect to their employees. The Company will have the sole authority to appoint and remove the Trustee, members of the Committee, any Investment Manager, and to amend or terminate, in whole or in part, this Plan or the Trust Agreement. The Committee will have the sole responsibility for the administration of this Plan, as specifically described in this Plan and the Trust Agreement. The Trustee will have the sole responsibility for the administration of the Trust and the management of the Trust assets except in respect to insurance or annuity contracts or in respect to powers delegated to an Investment Manager.

The Company, by written instrument filed with the records of the Plan may designate fiduciary capacities and/or Fiduciaries other than those named herein. A Fiduciary may serve in more than one fiduciary capacity in respect to the Plan. A Fiduciary will have the authority to designate parties other than Fiduciaries to carry out all or a portion of his fiduciary responsibilities, through a written instrument. A Fiduciary or party designated to carry out all or a portion of a Fiduciary's responsibilities, as provided above, may employ one or more parties to render advice with regard to any responsibility he has under the Plan.

Section 9.2 - Indemnification

The Company will indemnify each member of the Committee and any other employee, officer or director of the Company or a Related Company against any claims, loss, damage, expense and liability (other than amounts paid in settlement not approved by the Company) reasonably incurred by him in connection with any action or failure to act to which he may be party by reason of his membership on the Committee or performance of an authorized duty or responsibility for or on behalf of the Company or a Related Company pursuant to the Plan or Trust unless the same is judicially determined to be the result of the individual's gross negligence or willful misconduct. Such indemnification by the Company will be made only to the extent (i) such expense or liability is not payable to or on behalf of such person under any liability insurance coverage, and (ii) the Trust is precluded from assuming such expense or liability because of the operations of ERISA Section 410 or other applicable law. The foregoing right to indemnification will be in addition to any other rights to which any such person may be entitled as a matter of law.

Section 9.3 - Appointment of Committee

The Plan will be administered by a Retirement Committee consisting of at least three (3) persons who will be appointed by the Chief Executive Officer of the Company, with the approval of the Board, and will continue to serve at the pleasure of the Board. A person who is selected as a member of the Committee also may serve in one or more other fiduciary capacities with respect to the Plan and may be a Participant. The Board will have the right to remove any member of the Committee at any time, and a member may resign at any time by written resignation to the Company. The Chief Executive Officer, with the approval of the Board, may fill by appointment any vacancy in the membership of the Committee. All usual and reasonable expenses of the Committee incurred by them in the administration of the Plan and Trust, including but not limited to fees and expenses of professional advisors referred to above, may be paid in whole or in part by the Employers, and any expenses not paid by the Employers will be paid by the Trustee out of the principal or income of the Trust Fund. Any members of the Committee must be full-time employees of the Company or Related Company and will not receive compensation with respect to their services for the Committee.

Section 9.4 - Records and Reports

The Committee will exercise such authority and responsibility as it deems appropriate in order to comply with the Code, ERISA and governmental regulations issued thereunder relating to records of Participants' Service, accrued benefits and the percentage of such benefits which is nonforfeitable under the Plan; notifications to Participants; annual registration with the Internal Revenue Service; annual reports to the Department of Labor; and reports to the Pension Benefit Guaranty Corporation. The Employers and the Committee will each keep or cause to be kept such employee and Participant data and other records, and will each reasonably give notice to the other of such information, as will be proper, necessary or desirable to effectuate the purpose of the Plan. Neither the Employers nor the Committee will be required to duplicate any records kept by the other.

Section 9.5 - Other Committee Powers and Duties

The Committee will have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

         (a) In its sole discretion, to construe and interpret the Plan, including the supplying of any omissions in accordance with the intent of the Plan, decide all questions of eligibility, determine the amount, manner and time of payment of any benefits hereunder, and to authorize the payment of benefits;

         (b) To prescribe forms and procedures to be followed by the Participants and Beneficiaries filing applications for benefits;

         (c) To prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

         (d) To receive from the Employers and from Participants such information as will be necessary for the proper administration of the Plan;

         (e) To furnish the Employers, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

         (f) To receive, review and keep on file (as it may deem convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust Fund from the Trustee;

         (g) To appoint, employ or designate individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel; and

         (h) To exercise such other powers and duties as the Board may delegate to it.

The Committee may retain auditors, accountants, physicians, actuaries, legal counsel and other professional advisors selected by it. Any Committee member or other Fiduciary may himself act in any such capacity, and any such auditors, accountants, physicians, actuaries, legal counsel, or other professional advisors may be persons acting in a similar capacity for any Employer and/or any nonparticipating Related Company and may be employees of any Employer and/or any nonparticipating Related Company. The opinion of or information and data contained in any certificate or report or other material prepared by any such auditor, physician, actuary, accountant, legal counsel, or other professional advisor will be full and complete authority and protection in respect of any action taken, suffered or omitted by the Committee or other Fiduciary in good faith and in accordance with such opinion or information and no member of the Committee or other Fiduciary will be deemed imprudent by reason of any such action.

The Committee will cause the Actuary to prepare actuarial valuations of the Plan for each full Plan Year. In making the annual actuarial valuation of the Plan, the Actuary may rely upon the written statements of the Trustee, Investment Manager and/or insurance company which holds or manages Trust Fund assets concerning the value of such assets in the Trust Fund and will not be required to make any independent investigation with respect thereto. The Actuary may also rely upon any information furnished him by the Employers, the Committee, an accountant or auditor.

Section 9.6 - Rules and Decisions

The Committee may adopt such rules as it deems necessary, desirable or appropriate for the proper and efficient administration of the Plan and as are consistent with the provisions of the Plan. Rules and decisions of the Committee will not discriminate in favor of officers, directors or highly paid or compensated employees of the Company and all Related Companies which are members of the same controlled group of corporations as the Company when viewed as a single entity. When making a determination or calculation, the Committee will be entitled to rely upon information furnished by a Participant or Beneficiary, an Employer, the legal counsel of an Employer, an actuary, or the Trustee. The determination of the Committee as to any disputed question arising hereunder including, but without limitation thereto, questions of construction, administration and interpretation, will be final and conclusive upon all persons including, but not by way of limitation, Eligible Employees, Participants, Beneficiaries, and their heirs, distributees and personal representatives, and any other person claiming an interest under the Plan and will not be deemed imprudent.

Section 9.7 - Committee Procedures

The Committee may act at a meeting or in writing without a meeting. All decisions of the Committee will be made by the vote of the majority including actions in writing taken without a meeting. The Committee may adopt such operating procedures and regulations as it deems desirable for the conduct of its affairs and may authorize a member, or each member, of the Committee to act on its behalf in certain administrative matters deemed by them to be routine in nature, including the execution of documents. No Committee member who is a Participant will have any vote in any decision of the Committee made uniquely with respect to such Committee member or his benefits hereunder.

Section 9.8 - Authorization of Benefit Payments

The Committee will issue directions to the Trustee and/or the applicable insurance company, if any, concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan, and certify that all such directions are in accordance with this Plan.

Section 9.9 - Application and Forms for Pension

The Committee will require a Participant to complete and file with the Committee an application for Pension and all other forms approved by the Committee, and to furnish all pertinent information requested by the Committee and the Committee will not be deemed imprudent by reason of failure to recognize or act in regard to other types of communications received. The Committee may rely upon all such information so furnished it, including the Participant's current mailing address. To the extent that the Company or the Committee will prescribe forms for use by the Participants, former Participants and their respective Beneficiaries in communicating with the Employers or the Committee, as the case may be, and will establish periods during which communications may be received, they and the Employers will respectively be protected in disregarding any notice or communication for which a form will so have been prescribed and which will not be made on such form and any notice or communication for the receipt of which a period will so have been established and which will not be received during such period, or in accepting any notice or communication which will not be made on the proper form and/or received during the proper period. Each Employer and the Committee will respectively also be protected in acting upon any notice or other communication purporting to be signed by any person and reasonably believed to be genuine and accurate, and will not be deemed imprudent by reason of so doing.

Section 9.10 - Facility of Payment

Whenever, in the Committee's opinion, a person entitled to receive any payment of a benefit, or installment thereof, hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may direct the trustee and/or the applicable insurance company, if any, to make payments to such person or to his legal representative. Any payment of a benefit or installment thereof in accordance with the provisions of this Section will be a complete discharge of any liability for the making of such payment under the provisions of the

Plan.

If any Beneficiary of any Participant or former Participant will be a minor, the Committee and the Trustee will be fully protected in making any payment required to be made to such minor to any person who will be a custodian for such minor under the provisions of the Uniform Gifts to Minors Act in effect in the state in which such minor will reside at the time of such payment.

Section 9.11 - Claims Procedure

The Committee will notify each Participant of his entitlement to receive benefits under this Plan and will provide appropriate forms on which application for such benefits may be made.

Each Participant or Beneficiary claiming a benefit under the Plan must complete and file such application forms with the Committee. The Committee may designate a member to review all applications for benefits. That person will notify the claimant in writing of his decision within ninety (90) days of his receipt of the application. If special circumstances require any extension of time (not to exceed ninety (90) days) for processing the claim, the claimant will be notified in writing of the extension prior to the expiration of the initial ninety (90) day period.

The reviewing member of the Committee will make all determinations on behalf of the Committee as to the right of any person to a benefit. Any denial by the reviewing Committee member of a claim for benefits by a Participant or Beneficiary will be stated in writing and delivered or mailed to the Participant or Beneficiary. The notice will be written to the best of the reviewing Committee member's ability in a manner that may be understood without legal or actuarial counsel. Such notice will set forth specific reasons for the denial and, if applicable, a description of additional material or information necessary for the claimant to perfect his claim. If the reviewing Committee member rejects the application solely because the claimant failed to furnish certain necessary material or information, the notice will explain what additional material is needed and why, and advise the claimant that he may refile a proper application under the above claim procedure.

Section 9.12 - Appeal and Review Procedure

If a claim has been denied by the reviewing Committee member, the claimant may appeal the denial within thirty (30) days after his receipt of written notice thereof by submitting in writing to the Committee a request for review of the denial of claim. A claimant may also submit a written statement of issues and comments concerning his claim, and he may request an opportunity to review the Plan, the Trust Agreement and any other pertinent documents (which will be made available to him by the Committee within thirty (30) days after its receipt of a copy of the request, at a convenient location during regular business hours).

If an appeal is made, the Committee will render its final decision with the specific reasons therefore in writing and transmit it to the claimant by certified mail within sixty (60) days of its receipt of the request for review.

Section 9.13 - Evidence

Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information, which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 9.14 - Limitation Regarding Small Payments

If any Pension or other Plan benefit has a single sum value as determined by
Section 1.1 not greater than three thousand five hundred dollars ($3,500), effective January 1, 2001, five thousand dollars ($5,000), or such other amount as may, by regulations of the Secretary of the Treasury, be established as the maximum amount that may be paid out without the Participant's consent, the Committee will distribute that single sum-amount to a Deferred Vested Participant as soon as practicable upon his termination of employment.

Section 9.15 - Underwriting of Benefits

The Company in its sole discretion and from time to time may direct the Trustee to provide the benefits hereunder for one or more Participants or their Beneficiaries by purchase of insurance company annuity contracts (individual or group) or otherwise.

Section 9.16 - Misstatement in Application for Benefits

If any person in his application to participate in the Plan or for benefits hereunder, or in response to any request of the Committee or an Employer for information, makes any statement which is erroneous or omits any material fact or fails before receiving his first payment to correct any information he previously incorrectly furnished to the Employer or the Committee for its records, the amount of his retirement income will be adjusted on the basis of the true facts, and the amount of any overpayment made to such person will be deducted from his next succeeding payments as the Committee will direct.

Section 9.17 - Beneficiary Designation

Unless a valid Qualified Election pursuant to Section 7.2 is in effect at the time his Pension Commences, a Participant's surviving Eligible Spouse will be deemed a Designated Beneficiary for all purposes under the Plan without the filing of a Beneficiary designation form with the Committee as hereinafter provided. No other Beneficiary designation by the Participant, except to designate a contingent Beneficiary or Beneficiaries to receive benefits if the Participant dies unmarried, will be effective without such a valid Qualified Election.

Each unmarried Participant or Participant and Spouse who have completed a Qualified Election pursuant to Section 7.2, having elected an optional form of Pension providing for death benefits, may from time to time designate a person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as a Beneficiary or Beneficiaries to whom Plan benefits are paid if the Participant dies before receipt of all such benefits. Each Beneficiary designation will be filed in the form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime. Each Beneficiary designation filed with the Committee will cancel all Beneficiary designations previously filed with the Committee. The revocation of a Beneficiary designation described in this paragraph, no matter how effected, will not require the consent of any designated Beneficiary, except the Participant's Spouse. Any cancellation of such Beneficiary designation without filing another Beneficiary designation will be interpreted as a revocation of a Qualified Election, such that a Participant's spouse will once again be deemed his Designated Beneficiary.

If any Participant is not survived by any Beneficiary or Beneficiaries as designated above, any death benefit payable hereunder upon the Participant's death will be paid to the executor or administrator of the Participant's estate.

A surviving Beneficiary of a Participant may designate a Beneficiary to whom Plan benefits are to be paid if (i) the Beneficiary's death occurs before receipt of all benefits otherwise payable, and (ii) without survival of a successive Beneficiary appointed by the Participant, or such successive Beneficiary has also died. Provided, however, if the surviving Beneficiary was the Participant's Spouse, no successive Beneficiary designation by the Participant and his spouse will have any effect without a prior Qualified Election. If such a surviving Beneficiary dies before receiving the entire benefit otherwise payable and has not designated a Beneficiary to whom his Plan benefits are to be paid if death occurs before receipt of such benefits (and said Beneficiary is not survived by a successive Beneficiary appointed by the Participant and his spouse, or the successive Beneficiary has also died), the remainder of such benefits will be paid to such Beneficiary's spouse, if living, or otherwise to the executor or administrator of such Beneficiary's estate.

                                    ARTICLE X

              AMENDMENT, RIGHT TO TERMINATE AND ACTION BY EMPLOYER

Section 10.1 - Right to Amend

The Company reserves the right at any time and from time to time by action of its Board to modify or amend in whole or in part any or all of the provisions of this Plan. No amendment to the Plan (including a change in the Actuarial Equivalency for determining optional or early retirement benefits) will be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's accrued benefit may be reduced to the extent permitted under Code Section 412(c)(8). For purposes of this paragraph, a plan amendment which has the effect of (1) eliminating or reducing an early retirement benefit or a retirement-type subsidy, or (2) eliminating an optional form of benefit, with respect to benefits attributable to Service before the amendment will be treated as reducing accrued benefits. In the case of a retirement-type subsidy, the preceding sentence will apply only with respect to a Participant who satisfies (either before or after the amendment) the preamendment conditions for the subsidy. In general, a retirement-type subsidy is a subsidy that continues after retirement, but does not include a qualified disability benefit, a medical benefit, a social security supplement, a death benefit (including life insurance), or a plant shutdown benefit (that does not continue after retirement age). Furthermore, no amendment to the plan will have the effect of decreasing a Participant's vested interest determined without regard to such amendment as of the later of the date such amendment is adopted, or becomes effective.

Provided, however, a retroactive reduction in benefits will be permissible if the Secretary of Labor determines that such retroactive reduction is required to avoid a substantial business hardship and that a variance from the minimum funding standards under ERISA is unavailable or inadequate to relieve such hardship; provided, further, if any such modification or amendment resulting in a retroactive reduction in benefits is so approved, and the total value of such reduced benefits based upon the actuarial assumptions then in effect will not be less than the value of the assets of the Trust Fund on the effective date of such modification or amendment.

Notwithstanding anything herein to the contrary, the Board in its sole discretion may make any modifications or amendments, additions or deletions in this Plan as to benefits or otherwise, retroactively if necessary, and regardless of the effect on the rights of any particular Participants, which it deems appropriate in order to bring this Plan into conformity with or to satisfy any conditions of the Code or ERISA or any other law which may apply to this Plan and in order to maintain the qualification of this Plan and the Trust Agreement under Code Section 401(a) and to maintain the tax-exempt status of the Trust under Code Section 501(a).

Section 10.2 - Right to Discontinue Benefit Accrual

The Company and any applicable Employer reserves the right to provide that the benefits accrued for affected Participants be "frozen" as of a specified date and be distributed on an ongoing Plan basis in accordance with the applicable provisions for Retirement, death or other termination of employment. In such event, any portion of the liabilities for such accrued benefits which are not yet funded will continue to be funded by the Employer(s) or former Employer(s) whose employees are affected or the applicable portion of the Plan will be deemed terminated.

Section 10.3 - Right to Terminate

The Company reserves the right to terminate this Plan in whole or in part at any time. In the event of a complete or partial termination of the Plan (within the meaning of Code Section 411(d)(3) and regulations issued thereunder), the provisions of Schedule I hereof will apply, as applicable. If one or more participating Employers discontinue participation in the Plan under circumstances which do not constitute a complete or partial termination of the Plan, the Plan as it applies to Eligible Employees and former Eligible Employees of such Employer or Employers will continue until such time as the Company terminates the Plan or until the applicable portion of the Trust Fund, to the extent available, will have been distributed in accordance with the Plan. Upon termination or partial termination of the Plan, the rights of all affected Participants to any benefits provided under the Plan which have accrued to the date of termination or partial termination will be nonforfeitable.

Section 10.4 - Action by Employer

Any action by an Employer under this Plan may be by resolution of its board of directors, or by any person or persons duly authorized by resolution of said board to take such action.

                                   ARTICLE XI

             SUCCESSOR EMPLOYER AND MERGER OR CONSOLIDATION oF PLANS

Section 11.1 - Successor Employer

In the event of the dissolution, merger, consolidation or reorganization of an Employer, provision may be made by which the Plan and Trust will be continued by the successor; and, in that event, such successor will be substituted for such Employer under the Plan. Unless otherwise provided, the substitution of the successor will constitute an assumption of the Plan liabilities by the successor and the successor will have all of the powers, duties and responsibilities of the Employer under the Plan. The applicable provisions of Section 2.4 will apply in respect to mergers, consolidations or reorganizations.

If any entity other than an Employer acquires an Employer or any plant, division, department or operation of an Employer as a going concern, then the Company, as determined by the Board, may, in lieu of the normal operation of
Section 4.5 or Schedule I hereof, cause any part of the Trust Fund which is allocable to Participants who thereupon become employed (directly or indirectly) by the acquirer and their Eligible Spouses, Contingent Annuitants and Beneficiaries, if any, to be segregated and deposited in a separate fund, which fund will thereafter be held subject to a separate plan governed by the same provisions as this Plan, until amended. Such allocation of Trust Fund assets will be determined by the Actuary in accordance with the manner and priority described for allocation in Schedule I. Unless otherwise provided, such event will constitute the assumption by the acquirer (through such separate plan) of this Plan's liabilities related to the acquirer's employees, and the acquirer will assume all the powers, duties and responsibilities of the sponsoring Company under the separate plan. In such case, this Plan will not be deemed terminated or discontinued in whole or in part as it applies to any Employer. Alternatively, the Company may discontinue this Plan as to such acquired Employer or unit and the provisions of Section 4.5 or Schedule I hereof, whichever is applicable, will be applied.

Section 11.2 - Merger

Neither the merger of any Employer with any other organization nor the merger of this Plan with any other retirement plan will in and of itself result in the termination of this Plan or be deemed a termination of employment as respects any Eligible Employee.

However, this Plan may not be merged nor its assets transferred to any other retirement plan unless:

         (a) The benefit to which each Participant and Beneficiary would be entitled upon termination of the Plan immediately after such merger will be equal to or greater than the benefit to which he would be entitled if this Plan were to terminate immediately prior to such merger, except as otherwise specified or allowed by applicable federal law or regulations; and

         (b) Resolutions of the board of directors of the Employer under this Plan, and any new or successor Employer employing Participants, will authorize such transfer of assets; and

         (c) Such other plan and trust are qualified under Code Sections 401(a) and 501(a).

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

Section 12.1 - Nonguarantee of Employment

Nothing contained in this Plan or in the forms issued pursuant to this Plan will be construed as a contract of employment or reemployment between an Employer and any employee, or as a right of any employee to be continued in the employment of an Employer or to be rehired by an Employer, or as a limitation of the right of an Employer to discharge any of its employees, with or without cause.

Section 12.2 - Rights to Trust Assets

No Eligible Employee will have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Eligible Employee out of the assets of the Trust Fund.

None of the Trustees, any applicable insurance company (except as otherwise provided in any applicable insurance or annuity contract), the Committee, or any Employer in any way guarantees the Trust Fund from loss or depreciation. The Employers do not guarantee any payment to any person.

Except as otherwise provided by law, no benefit, payment or distribution under this Plan will be subject either to the claim of any creditor of a Participant, Eligible Spouse, Contingent Annuitant or Beneficiary, or to attachment, garnishment, levy (other than a federal tax levy under Code Section 6331), execution or other legal or equitable process, by any creditor of such person, and no such person will have any right to alienate, commute, anticipate or assign (either at law or equity) all or any portion of any benefit, payment or distribution under this Plan. Notwithstanding the above, payment will be made pursuant to a Qualified Domestic Relations Order as defined in Code Section 414(p) and may be made in the form of an immediate lump sum if such form is elected by the alternate payee designated in that Order.

The Trust Fund will not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

If any Participant's benefits are garnished or attached by order of any court, the Committee may elect to bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid by the Plan. During the pendency of said action, any benefits that become payable may be paid into the court as they become payable, to be distributed by the court to the recipient it deems proper at the close of said action.

Section 12.3 - Disallowance of Contribution Deduction

In the event the Commissioner of the Internal Revenue or his delegate rules that a contribution deduction for all or a part of the Employer's contribution to this plan is not allowed, the Employer will recover, within one (1) year after the disallowance of such contribution deduction, that portion of the Employer's contribution for which no deduction was permitted to be taken or allowed.

Section 12.4 - Mistake of Fact

A contribution made by the Employer as a result of a mistake of fact shall be returned to the Employer by the Trustee within one (1) year after the payment of the contribution.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

Section 13.1 - Construction

In the construction of the Plan, the masculine will include the feminine and the singular the plural in all cases where such meanings would be appropriate.

Section 13.2 - Controlling Law

The law of the State of Ohio will be the controlling state law in all matters relating to the Plan and will apply to the extent that it is not preempted by the laws of the United States of America.

Section 13.3 - Effect of Invalidity of Provision

If any provision of this Plan is held invalid or unenforceable, such invalidity or unenforceability will not affect any other provisions hereof, and this Plan will be construed and enforced as if such provision had not been included.

Section 13.4 - Execution - Number of Copies

This Plan may be executed in any number of counterparts, each of which will be deemed an original, and the counterparts will constitute one and the same instrument, which will be sufficiently evidenced by any one thereof.

                  IN WITNESS WHEREOF, the Company has caused the Plan to be signed and adopted this 28th day of June, 2003.

                                               BIG LOTS STORES, INC.

      (Corporate Seal)                         By: /s/ Albert J. Bell
                                                   -----------------------------
/s/ Charles W. Haubiel II                      Title: Vice Chairman
---------------------------
Attest:

Vice President, General
Counsel & Secretary
Title:

                                   SCHEDULE I

                               TERMINATION OF PLAN

Section 1 - Effect on Participants

In the event of a complete or partial termination of the Plan, the rights of all applicable affected Participants, Eligible Spouses, Contingent Annuitants and Beneficiaries to benefits accrued to the date of such termination will be nonforfeitable (except to the extent that applicable law may preclude such vesting in order to prevent discrimination) and will be provided from the Plan assets to the extent funded in accordance with the provisions of this Schedule I.

Section 2 - Allocation of Assets

In the event of a complete or partial termination of the Plan, the Plan Administrator will cause the assets of the Plan which are available to provide benefits (after payment of any expenses properly chargeable to the Trust) to be allocated among affected Participants, Eligible Spouses, Contingent Annuitants and Beneficiaries. Such shares will be determined actuarially and distributed in accordance with the benefit priorities set forth in ERISA Section 4044 and regulations issued thereunder.

Section 3 - Distribution of Assets

Any distribution of benefits following a complete or partial termination of the Plan may be made in whole or in part in cash, in securities or other assets in kind (based on their fair market value as of the date of distribution), or in the form of installment or retirement income payments from the Trust, or in nontransferable annuity contracts, as the Committee in its discretion will determine.

Section 4 - Residual Amounts

In no event will the Company or any Employer receive any amount from the Trust Fund upon complete or partial termination of the Plan except that, and notwithstanding any other provision of the Plan, the Company (and participating Employers, as applicable) will receive such amounts, if any, as may remain after satisfaction of all Plan liabilities arising from variations between actual requirements and expected actuarial requirements.

                                   SCHEDULE II

                             LIMITATION ON BENEFITS

Section 1 - Basic Limitation

         (a) In General - Except as otherwise provided in paragraph (c) below, the total annual amount of a Participant's Pension computed under Article V or, where applicable, Article VII of this Plan [and under any and all other plans of the Company or any Related Company which are considered "defined benefit plans" under ERISA Section 3(35)] will not exceed the smaller of the following two amounts:

                  (i) ninety thousand dollars ($90,000) subject to the adjustments described in Section 2(a) or (b) below, or

                  (ii) An amount equal to one hundred percent (100%) of his annual average earnings during the three (3) consecutive years of participation that produce the highest average, subject to the adjustments described in Sections 2(c) and 2(d) below.

                  Effective January 1, 1997, average annual earnings will not be in excess of the amount permitted under Code Section 401(a)(17), as indexed, for purposes of applying these limits.

         (b) If Pension Option Is In Effect - If the Pension is payable to the Participant in a form other than that of either a straight life annuity or the Qualified Joint and Survivor Pension, the amount of such Pension will be adjusted to the Actuarial Equivalent Pension on a straight life annuity basis for purposes of applying the above limitation.

         (c) Exemption For Ten Thousand Dollar ($10,000) Pension - A Participant's Pension will not be subject to the limitations described in this Schedule II if:

                  (i)      The annual amount of his Pension computed under
                           Article V or, where applicable, Article VII of this Plan, and under all other plans of the Company or any Related Company which are considered "defined benefit plans" under ERISA Section 3(35), does not exceed ten thousand dollars ($10,000) (subject to the adjustment described in Section 2(c) below), and

                  (ii) At no time did he participate in a plan maintained by the Company or any Related Company, which is, considered a "defined contribution plan" under ERISA
                           Section 3(34).

Section 2 - Adjustments to Basic Limitation

         (a) Adjustment If Pension Begins Before a Participant's Social Security Retirement Age - If any Pension commences under this Plan before Attained Age sixty-two (62), but prior to the Participant's Social Security Retirement Age (SSRA), then a Pension may not exceed an annual benefit of ninety thousand dollars ($90,000) reduced by (i) in the case of a Participant whose SSRA is sixty-five (65), five-ninths (5/9) of one percent (1%) for each month by which a Pension commences before the month in which the Participant attains age sixty-five (65) or (ii) in the case of a Participant whose SSRA is greater than sixty-five (65), five-ninths (5/9) of one percent (1%) for each of the first thirty-six (36) months and five-twelfths (5/12) of one percent (1%) for each of the additional months (up to twenty-four (24)) by which a Pension commences before the month in which the Participant attains SSRA.

         (b) Adjustment if Pension Begins After a Participant's Social Security Retirement Age - If a Pension commences after a Participant's Social Security Retirement Age, the ninety thousand dollars ($90,000) limitation will be increased to the Actuarial Equivalent of a ninety thousand dollars ($90,000) benefit beginning at the Participant's Social Security Retirement Age, multiplied by the "adjustment factor" prescribed by the Secretary, using an interest rate equal to the lesser of five percent (5%) or the rate determined in
                  Section 1.1 of the Plan. However, the Pension payable must not exceed one hundred percent (100%) of the Participant's annual average earnings during the three (3) consecutive years of participation that produces the highest average.

         (c) Reduction for Participation and Service Less Than Ten Years - Notwithstanding the basic limits of Section 1, a Participant's benefit will be adjusted by the following:

                  (i) If a Participant has completed less than ten years of participation, the amount of the basic limitation described in Section 1(a)(i) will be adjusted by multiplying such amount by a fraction, the numerator of which is the Participant's number of years (or part thereof) of participation and the denominator of which is ten (10).

                  (ii) If a Participant has completed less than ten (10) years of Credited Service, the amount of the basic limitation described in Section 1(a)(ii), and the ten thousand dollars ($10,000) exemption described in
                           Section 1(c) above, will be adjusted by multiplying such amount by a fraction, the numerator of which is his Credited Service and the denominator of which is ten (10). For the purposes of this subsection, any Service rendered after the Participant's Normal Retirement Date will be counted as Credited Service.

                  To the extent prescribed by the Secretary, the limitations of this subsection will be applied separately to each change in the benefit structure of the Plan.

         (d) Cost-of-Living Adjustment - The amounts used under subparagraphs (i) and (ii) of

                  Section 1(a) in determining the basic limitation are subject to annual adjustment with respect to any Plan Year beginning after January 1, 1988, effective January 1 of the year for which the adjustment is made, by the Secretary of the Treasury or his delegate in accordance with regulations issued under Code Section 415(d), to reflect increases in the cost of living. The dollar limitation determined by the Secretary of the Treasury for a given calendar year will be the maximum permissible dollar amount for the Plan Year commencing during such calendar year.

         (e) Protection of Current Accrued Retirement Pensions - If the current Accrued Retirement Pension of a Participant as of January 1, 1987, exceeds the limitations expressed herein, and the Plan met prior to that date all requirements of Code
                  Section 415, then for purposes of this Schedule the limit in
                  Section 1(a)(i) with respect to such individual will equal his Accrued Retirement Pension.

                  Notwithstanding the above, if the Participant was a Participant as of the first day of the first limitation year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than one hundred twenty-five percent (125%) of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 for all limitation years beginning before January 1, 1987.

                  If the employee was a Participant as of the end of the first day of the first limitation year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit plan fraction would otherwise exceed 1.0 under the terms of this plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fraction over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after may 5, 1986, but using the Code Section 415 limitation applicable to the first limitation year beginning on or after January 1, 1987.

Section 3 - Dual Plan Limitation

If a Participant of this Plan also has participated in another plan of the Company or any Related Company belonging to the controlled group of corporations of which the Company is a member as described in Section 1.29 of the Plan, which is considered a "defined contribution plan" under Code Section 414(i) then, in addition to being subject to the basic limitation under Section 1 above, his benefit under this Plan will be subject to the limitation contained herein.

The sum of the "defined benefit plan fraction" (as defined hereinafter) and the "defined contribution plan fraction" (as defined hereinafter) for any year will not exceed 1.0.

The defined benefit plan fraction for any year will be a fraction the numerator of which is the projected annual benefit of the Participant under the Plan (determined as of the close of the year), and the denominator of which is the lesser of (i) the product of 1.25, multiplied by the dollar limitation in effect under Code Section 415(b)(1)(A) for such year, or (ii) the product of 1.4 multiplied by the amount which may be taken into account under Code Section 415(b)(1)(B) with respect to such individual under the Plan for such year.

The defined contribution plan fraction for any year will be a fraction the numerator of which is the sum of the annual additions to the Participant's account as of the close of the year, and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior year of service with the employer:

                  (i) the product of 1.25, multiplied by the dollar limitation in effect under Code Section 415(c)(1)(A) for such year [determined without regard to Code
                           Section 415(c)(6)], or

                  (ii) the product of 1.4 multiplied by the amount which may be taken into account under Code Section 415(c)(1)(B) with respect to such individual under such plan for such year.

In any year in which the sum of the defined benefit and defined contribution fractions exceed 1.0, the rate of accrual under this Plan will be reduced to the extent necessary so that the sum of the defined benefit and defined contribution fractions in any limitation year does not exceed 1.0. If necessary, to make further reductions to create compliance at 1.0, the Committee will adopt procedures to coordinate reduction in any defined contribution plans maintained by the Company or Related Company.

Notwithstanding the foregoing, for Plan Years commencing on or after January 1, 2000, the limitation prescribed in Code Section 415(e) as described in this
Section 3 will no longer apply.

Section 4 - Provisions for Excess Benefit

If the provisions of this Schedule II require that a Participant's Pension be reduced in order to satisfy one of the aforesaid limitations, his Employer may nevertheless determine that such Participant will receive his full unreduced Pension determined without regard to said limitations. In that event, however, the portion of his Pension under this Plan which is in excess of said limitations will be considered an "excess benefit plan" under ERISA Section 3(36) and such "excess benefit" will be paid directly by the Employer and will not be paid from the Trust Fund.

Section 5 - Average Annual Earnings

For purposes of this Schedule II, "average annual earnings" will mean wages, salaries, amounts deferred under Code Sections 401(k), 125 and 132(f) and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances), and excluding the following:

         (a) Employer contributions to a plan of deferred compensation which are not includable in the employee's gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the employee, or any distributions from a plan of deferred compensation;

         (b) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

         (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

         (d) other amounts which received special tax benefits, or contributions made by the employer, whether or not under a salary reduction agreement, towards the purchase of an annuity described in Code Section 403(b), whether or not the amounts are actually excludable from the gross income of the employee.

For limitation years beginning after December 31, 1991, for purposes of applying the limitations of this Schedule II, compensation for a limitation year is the compensation actually paid or includable in gross income during such limitation year.

                                  SCHEDULE III

                             PARTICIPATING EMPLOYERS

This Schedule III lists all participating Employers, indicating their date of participation and any special provisions which may be applicable. Section 1 applies to participating Employers as of the Effective Date. A new section will be added with respect to each participating Employer, or group of participating Employers, adopting the Plan as of a date subsequent to the Effective Date.

Section 1 - Participating Employers as of the Effective Date

                                     Date of
        Employer                  Participation             Special Provisions
        --------                  -------------             ------------------
Consolidated Stores
International Corporation            09/17/74                       None

C. S. Ross Company                   01/01/90                       None

                                   SCHEDULE IV

                              TOP-HEAVY PROVISIONS

IV1.01 - Application

The provisions of this Schedule IV will apply only if the Plan becomes "top-heavy" (as defined in Section 416(g) of the Code), aggregating this Plan and any other qualified plan sponsored by the Employer or a Related Company in which a key employee is a Participant and each other plan of the Employer or a Related Company (including any terminated plan that covered a Key Employee and was maintained within the five (5) year [effective January 1, 2002, one (1) year] period ending on the determination date) which enables this Plan or any plan in which a key employee participates to meet the requirements of Sections 401(a)(4) or 410(b) of the Code ("required aggregation group"). In addition, the Administrator may elect to include with the required aggregation group any other plan or plans of the Employer or a Related Company not required to be included in the required aggregation group so long as their inclusion as a part of the group would not cause such group to fail to meet the requirements of Section 401(a) and 410 of the Code ("permissive aggregation group").

A plan is top-heavy, generally, if the present value of the Accrued Retirement Pensions of employees who are Key Employees (as defined in Code Section 416(i) exceeds sixty percent (60%) of the present value of the Accrued Retirement Pensions of all Participants (the 60% Test), In subsequent Plan Years, the test will be made on the valuation date used for the computing plan costs for minimum funding purposes, regardless of whether a valuation is performed that year. However, and notwithstanding the results of the 60% Test, the Plan will not be considered a Top Heavy Plan for any Plan Year in which the Plan is a part of a required or permissive aggregation group.

In making the 60% Test, each present value will be computed more than sixty percent (60%) of the value of the Individual Accounts of Participants in this Plan (disregarding the Individual Accounts of those Participants who have performed no service for the Employer during the five (5) year period ending on the determination date (effective January 1, 2002, the one (1) year period ending on the determination date)) and the accrued benefit of any member in any defined benefit plan maintained by his Employer or a Related Company as of any "determination date" (the last day of the prior Plan Year), is attributable to key employees. Computation of the top-heavy ratio will be determined in accordance with Section 416(g) of the Code. The present value of accrued benefits in any Employer or Affiliate sponsored defined benefit plan will be determined on the valuation date used for computing plan costs under Section 412 of the Code and will be determined on the basis of the actuarial assumptions specified in such defined benefit plan for purposes of making the top-heavy determination. If the Plan becomes top-heavy as of any determination date, then effective in the next succeeding Plan Year, the provisions of this Schedule IV will apply.

IV1.02 - Special Vesting Rule

Notwithstanding the provisions of the Plan to the contrary, a Participant will be fully vested hereunder upon the completion of three (3) rather than five (5) years of Service as determined in accordance with the following schedule:

Years of Service                                    Vested Percentage
----------------                                    -----------------
  Less than 3                                               0%
            3                                             100%

         If the Plan becomes a top-heavy plan and subsequently ceases to be such:

(a) any portion of the Participant's Accrued Benefit which was vested before the Plan ceased to be top-heavy will remain vested; and

(b) any Participant with three (3) or more years of Service will be given the option to remain under the top-heavy vesting schedule contained in this Section IV1.02, in lieu of the vesting schedule contained in
         Article V.

IV1.03 - Special Minimum Benefit

Notwithstanding the provisions of Article IV hereof to the contrary, each Participant of the Plan who is not a key employee and who has been credited with one thousand (1,000) hours of Service during the Plan Year will be entitled to a minimum Accrued Benefit equal to (i) the amount otherwise provided by this Plan or (ii) two percent (2%) of the Participant's average monthly compensation (as defined in Code Section 415) for the five (5) consecutive years when his aggregate compensation was highest multiplied by his years of Credited Service earned after 1983, up to ten (10) years, for each Plan Year in which the Plan was top-heavy, whichever is greater.

Each non-Key Employee who is a Participant in the Plan and who has completed at least one thousand (1,000) Hours of Service during an accrual computation period must accrue a minimum benefit in accordance with the top-heavy rules, regardless of whether a non-Key Employee is employed on a specified date, such as the last day of the year.

IV1.04 - Special Maximum Combined Plans Limit

Notwithstanding the provisions of Section 3 of Schedule II to the contrary, the denominator of the defined contribution plan fraction and defined benefit plan fraction will, if the Plan becomes top-heavy, be amended to read 1.0 rather than
1.25. This provision does not apply to Plan Years beginning on or after January 1, 2000.

IV1.05 - Key Employee and Non-Key Employee Defined t

The term key employee will have the same meaning as is specified in Section 416(i)(1) of the Code, i.e., (i) certain officers of the Employer having an annual Compensation greater than fifty percent (50%) of the defined benefit plan dollar limitation in effect under Section 415(b)(1)(A) of the Code for any such Plan Year (effective January 1, 2002, an officer must earn in excess of one hundred thirty thousand dollars ($130,000) to be a Key Employee),
(ii) the ten (10) Employees owning (or considered as owning under Code Section
318) more than a one half percent (-1/2%) interest and one of the tenth largest equity interests of the Employer whose annual Compensation is greater than the defined contribution dollar limitation in effect under Code Section 415 of any such Plan Year (effective January 1, 2002, this top ten (10) owner category is eliminated), (iii) any five percent (5%) owner of the Employer and (iv) any one percent (1%) owner of the Employer whose annual Compensation in any Plan Year is more than one hundred and fifty thousand dollars ($150,000). The term key employee as of any determination date will be applied to any Employee, Former Participant, Participant, Former Participant or retired Participant (or his Spouse or Beneficiary) who was a key employee during the Plan Year (ending with the determination date) or in any of the four (4) preceding Plan Years (effective January 1, 2002, the four (4) year look-back period is eliminated). Any Employee who is not a key employee will be a non-key employee and will include an Employee who was formerly a key employee.

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